                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             ROSS Technology, Inc.
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transactions applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                              ROSS TECHNOLOGY LOGO

                        5316 HIGHWAY 290 WEST, SUITE 500
                              AUSTIN, TEXAS 78735

                                                                   July 18, 1997

Dear Fellow Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of ROSS Technology, Inc., to be held at 10:00 a.m. on Monday, August 11, 1997, at its executive offices, 5316 Highway 290 West, First Floor, Austin, Texas 78735.

     At the meeting, we will vote on the proposals described in the accompanying Notice and Proxy Statement. We will also report to you on the operations of the Company. You will have the opportunity to ask questions about the Company that may be of general interest to stockholders.

     The enclosed proxy statement contains important information concerning the matters to be voted on at the Annual Meeting. We hope you will take the time to study it carefully. Your vote is very important, regardless of how many shares you own. Even if you presently plan to attend our Annual Meeting, please complete, sign, date and return the enclosed proxy card promptly in the accompanying self-addressed, postage prepaid envelope. If you do join us at the Annual Meeting and wish to vote in person, you may revoke your proxy at that time.

     The other members of the Board of Directors and I look forward to seeing you at the meeting.

                                             Sincerely,

                                             /s/ FRED T.MAY
                                             Fred T. May
                                             Chairman of the Board

        PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY CARD WHETHER OR NOT
                YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.

                              ROSS TECHNOLOGY LOGO

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 11, 1997

TO THE STOCKHOLDERS OF ROSS TECHNOLOGY, INC.:

     The 1997 Annual Meeting of Stockholders of ROSS Technology, Inc., a Delaware corporation (the "Company"), will be held at its executive offices, 5316 Highway 290 West, First Floor, Austin, Texas 78735 on Monday, August 11, 1997, at 10:00 a.m., local time, for the following purposes:

          1. To elect a board of eight Directors for the Company to hold office until the next annual meeting of stockholders and until their respective successors have been elected and qualified.

          2. To approve the amendment and restatement of the Company's Stock Option and Restricted Stock Purchase Plan 2.0 to increase the maximum number of shares that may be sold pursuant to the Plan from 5,575,000 to 7,200,000, to limit the number of options that may be issued in any year to a single individual, to redefine the requirements for Directors to serve on the committee that administers the Plan, to redefine the events which may, among other things, cause the acceleration of vesting of stock options and stock purchase rights granted pursuant to the Plan, to permit non-employee Directors to receive discretionary grants under the Plan in addition to automatic grants, and to make certain other changes.

          3. To consider and transact such other business as may properly come before the Annual Meeting and at any adjournments or postponements thereof (the "Annual Meeting").

     Only stockholders of record on the books of the Company as of the close of business on July 18, 1997 will be entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote will be available for inspection at the offices of the Company, 5316 Highway 290 West, Suite 500, Austin, Texas 78735, for ten days prior to the Annual Meeting.

              PLEASE READ THE ENCLOSED PROXY STATEMENT CAREFULLY.

     It is important that your shares be represented at the Annual Meeting. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED SELF-ADDRESSED, POSTAGE PREPAID ENVELOPE. If you later find that you can be present or desire to revoke your proxy for any reason, you may do so at any time before the voting at the Annual Meeting.

                                       By Order of the Board of Directors of the Company

                                        /s/ FRANCIS S. (KIT) WEBSTER III

                                        Francis S. (Kit) Webster III
                                        Secretary

July 18, 1997
Austin, Texas

                             ROSS TECHNOLOGY, INC.
                        5316 HIGHWAY 290 WEST, SUITE 500
                              AUSTIN, TEXAS 78735

                          PROXY STATEMENT RELATING TO

                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD AUGUST 11, 1997
                             ---------------------

     This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors (the "Board") of ROSS Technology, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held at its executive offices, 5316 Highway 290 West, First Floor, Austin, Texas 78735, on Monday, August 11, 1997, beginning at 10:00 a.m., local time, and at any adjournment or postponement thereof (the "Annual Meeting"), pursuant to the accompanying Notice of Annual Meeting. The stockholders of the Company will consider (i) the election of eight Directors for the Company who would serve for the coming year, (ii) the amendment and restatement of the Company's Stock Option and Restricted Stock Purchase Plan 2.0, and (iii) any other business that properly comes before the Annual Meeting.
                             ---------------------

     This Proxy Statement is dated July 18, 1997 and, together with the form of proxy, shall first be mailed to the Company's stockholders on or about July 21, 1997.

                           VOTING RIGHTS AND PROXIES

RECORD DATE; OUTSTANDING SECURITIES

     Only common stockholders of record on the books of the Company as of the close of business on July 18, 1997 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. On July 8, 1997, the Company had 23,534,123 shares of common stock (the "Common Stock") issued and outstanding. Each share of Common Stock outstanding on the Record Date is entitled to one vote at the Annual Meeting on each matter to be voted on.

QUORUM

     The holders of a majority of the outstanding shares entitled to vote at the Annual Meeting, present in person or represented by proxy (including abstentions and broker non-votes), constitute a quorum for the transaction of business at the Annual Meeting.

PROXIES AND SOLICITATION OF PROXIES

     Your proxy may be revoked by you at any time prior to its use by (i) filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or (ii) attending the Annual Meeting and voting in person. Subject to such revocation, all shares represented by valid proxies will be voted at the Annual Meeting in accordance with the specifications on such proxies. If no specifications are given by the stockholder executing the proxy card, valid proxies will be voted to elect the persons nominated for election to the Board of Directors of the Company listed on the proxy card, to approve the amendment and restatement of the Company's Stock Option and Restricted Stock Purchase Plan 2.0, and in the discretion of the appointed proxies to vote upon such other matters as may properly come before the Annual Meeting. The Company is not aware of any other matters to be considered at the Annual Meeting. Under the Company's Bylaws, stockholders may not present proposals for action, or nominate Directors, at the Annual Meeting unless written notice thereof, containing the information required by such Bylaws, was delivered to the Secretary of the Company no later than July 18, 1997. No such proposals or nominations were received by such date.

     Proxies may be solicited by mail, personal interview, telephone and telecopy by Directors, officers and employees of the Company on a part-time basis and for no additional compensation. The entire cost of soliciting proxies under this Proxy Statement will be borne by the Company and will include amounts paid in reimbursement to banks, brokerage firms and others for their expenses in forwarding soliciting material.

     If you have any questions or need further assistance in voting your shares, please call the Chief Financial Officer of the Company at (512) 436-2000.

                             ELECTION OF DIRECTORS

                           (ITEM NO. 1 ON PROXY CARD)

     At the Company's Annual Meeting, stockholders will be asked to vote on the election of eight Directors who will constitute the full Board of Directors of the Company (the "Board"). The eight nominees receiving the highest number of votes from holders of shares of the Common Stock of the Company represented and voting at the Annual Meeting will be elected to the Board. Unless a nominee other than the nominees listed below is properly nominated, abstentions and broker non-votes will not have an effect on the election of the nominees listed below. Each Director so elected will hold office until the next annual meeting and until his successor is elected and qualified.

GENERAL

     Each proxy received will be voted for the election of the persons named below, unless the stockholder signing such proxy withholds authority to vote for one or more of these nominees in the manner described on the proxy. Although it is not contemplated that any nominee named below will decline or be unable to serve as a Director, in the event any nominee declines or is unable to serve as a Director, the proxies will be voted by the proxy holders as directed by the Board of Directors.

     There are no family relationships between any Director, nominee or executive officer and any other Director, nominee or executive officer of the Company. Except as described in this Proxy Statement, there are no arrangements or understandings between any Director, nominee or executive officer and any other person pursuant to which he has been or will be selected as a Director and/or executive officer of the Company.

INFORMATION REGARDING THE NOMINEES FOR THE BOARD OF DIRECTORS OF THE COMPANY

     The following is a list of and certain biographical information for the persons nominated by the Board of Directors of the Company for election as Directors of the Company. All of the nominees are currently Directors of the Company. Directors' ages are as of July 1, 1997.

     FRED T. MAY, 60, has served as the Chairman of the Board of the Company since March 1997, and served as Acting President and Chief Executive Officer from March 1997 until May 1997. Mr. May has served as a Director of the Company since 1991 (except for the period from July 1993, when Fujitsu Limited ("Fujitsu") acquired the Company, to December 1993), and served as Secretary of the Board from February 1994 until October 1995. He retired from IBM in 1987 after serving 26 years in various positions including Vice President of Engineering and Vice President of Product Development for the Office Products Division, Development Laboratory Director in Austin, Texas, and Development Engineering Manager for Advanced IBM Workstations. Mr. May was on the staff of the Electrical and Computer Engineering Department of the University of Texas at Austin from 1987 until 1993. Mr. May holds a B.S. in Electrical Engineering from The University of Kentucky and an M.S. in Electrical Engineering from the University of Tennessee, and has over 30 years of experience in the computer industry. He has also been self-employed as a management consultant since 1987.

     RYUSUKE HOSHIKAWA, 54, has served as a Director of the Company since 1993. He joined Fujitsu in 1968 and is presently a Director of Fujitsu and the Group President of Fujitsu's LSI Products Group. Prior to holding that position, Mr. Hoshikawa held various engineering and management positions with Fujitsu including that of Group Senior Vice President of its Logic LSI Group, General Manager of its Logic LSI Design Division and Manager of the IC Design Group. Mr. Hoshikawa graduated from Hokkaido University with a Masters degree in Electronics.

     WILLIAM J. RADUCHEL, 51, has served as a Director of the Company since 1996. He has been an officer of Sun Microsystems, Inc. ("Sun") since 1988 and a corporate executive officer since 1989. His current positions are Vice President of Corporate Planning and Development and Chief Information Officer. Mr. Raduchel also serves as an independent general partner of Technology Funding Venture Partners IV, a venture capital fund. He previously worked at Xerox Corporation, McGraw Hill, Inc., Data Resources, Inc., the Institute for

Defense Analyses and Harvard University. Mr. Raduchel earned a B.A. in Economics from Michigan State University and an M.A. and Ph.D. in Economics from Harvard University.

     MASAHIRO SAIDA, 52, has served as a Director of the Company since 1993. He joined Fujitsu in 1967 and is presently the Deputy Group Manager of Fujitsu's Computer Systems Group. Prior to holding that position, Mr. Saida held various engineering and management positions with Fujitsu including that of Manager of Workstation Development and General Manager of its Open Systems Division. Mr. Saida graduated from Kyoto University with a degree in Electronics.

     JACK W. SIMPSON, SR., 55, was appointed President and Chief Executive Officer and a Director of the Company in May 1997. Mr. Simpson was the President of the Network Systems Group of Scientific-Atlanta, Inc., an electronics company, from October 1993 until May 1997. He was President of Infobyte, Inc., a consulting firm, from December 1992 until October 1993. Prior to joining Infobyte, Inc., Mr. Simpson was President and Chief Executive Officer of Mead Data Central, Inc. for 10 years. Prior to joining Mead Data Central, Inc., Mr. Simpson was employed by IBM, where, in his last position as Director of Office Systems Laboratory, he was responsible for delivery of office communications hardware and software. Mr. Simpson graduated from The University of Kentucky with a B.S. and an M.S. in Electrical Engineering.

     YASUSHI TAJIRI, 51, has served as a Director of the Company since 1993. He joined Fujitsu in 1970 and is presently the General Manager of Fujitsu's Strategy and Planning Division Marketing Group. Prior to holding that position, Mr. Tajiri held various management positions with Fujitsu including that of General Manager of its Business Development Division, International Computer Business Group, Manager of its Information Systems Division, International Operations Group, and Manager of its Business Development Department II, International Operations Group. Mr. Tajiri graduated from Otaru Business College with a degree in Commerce.

     EDWARD F. THOMPSON, 59, has served as a Director of the Company since 1995. He also serves as a Senior Advisor to Fujitsu and acts as an independent board member for or advisor to various other Fujitsu subsidiaries. From 1976 to 1994, Mr. Thompson was employed by Amdahl Corporation (a manufacturer of mainframe computers, approximately 45% of the stock of which is owned by Fujitsu) in Sunnyvale, California, where he held various management positions including Chief Financial Officer and Corporate Secretary, as well as Chairman of the Board of its subsidiary, Amdahl Capital Corporation. Mr. Thompson presently serves on the Boards of Directors of HaL Computer Systems, Inc. and Fujitsu Computer Products of America, Inc., each of which is a subsidiary of Fujitsu. He also serves as Chairman of the Board of Directors of Systems Integrators Incorporated, which company is not affiliated with Fujitsu. Mr. Thompson has over 30 years of experience in the computer and high technology fields. Mr. Thompson holds a B.S. in Aeronautical and Astronautical Engineering from the University of Illinois and an M.B.A. from Santa Clara University.

     SEIICHI YOSHIKAWA, 51, has served as a Director of the Company since 1996. He joined Fujitsu in 1969 and is presently the Group Senior Vice President of Fujitsu's External Affairs Group. Prior to holding that position, Mr. Yoshikawa served in a number of positions with Fujitsu, including Group Senior Vice President of Fujitsu's Legal and Industry Relations Group. Mr. Yoshikawa graduated from Tokyo University with a degree in Law.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF THE NOMINEES LISTED ABOVE AS DIRECTORS.

                  CERTAIN INFORMATION CONCERNING THE BOARD OF
                          DIRECTORS AND ITS COMMITTEES

     There are currently five committees of the Board. These committees meet both formally and informally, and the members of the Committees speak frequently with each other. The Executive Committee currently consists of Messrs. Tajiri (its Chairman), May, Saida, Simpson and Thompson. The Executive Committee has all the powers of the full Board, except that it is not authorized (i) to amend the Certificate of Incorporation or Bylaws of the Company, (ii) to adopt an agreement of merger or consolidation pursuant to Section 251 or 252 of the Delaware General Corporation Law or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law, (iii) to recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets, (iv) to recommend to the stockholders a dissolution of the Company or (v) to declare a dividend or authorize the issuance of stock, in each case except as may be reasonably necessary to implement any decision of the full Board or to act on any matters previously considered and approved by the full Board (with such technical changes and corrections as the Executive Committee deems appropriate). The Executive Committee had ten meetings in the fiscal year ended March 31, 1997 ("Fiscal 1997").

     The Finance and Audit Committee currently consists of Messrs. Thompson (its Chairman), May, Tajiri and Yoshikawa. The Finance and Audit Committee recommends to the Board for its approval a certified public accounting firm to conduct the Company's annual audit. The Finance and Audit Committee will also (i) confer from time to time with the Company's certified public accountants regarding their audit work and the details thereof, (ii) review management letters of the Company's certified public accounting firm, (iii) meet and consult with the Company's executive and financial officers to discuss accounting policies, internal controls and procedures and implement recommendations of the Board relating to financial matters, (iv) review staffing of the Company's accounting and financial departments and make recommendations to the Board relating to these departments, (v) review the Company's budgets and long range financial planning, (vi) review, evaluate and report to the Board with respect to operating plans and budgets proposed from time to time by management, (vii) report to the Board regarding contracts, arrangements and commitments materially affecting the finances of the Company, (viii) report to the Board regarding significant economic and fiscal data which may produce an impact upon the Company's operating results or financial condition or may affect decisions to be made by the Board, and (ix) provide assistance and recommendations to the Board with respect to the general financial needs, policies and practices of the Company. The Finance and Audit Committee had nine meetings in Fiscal 1997.

     The Human Resources Committee currently consists of Messrs. Yoshikawa (its Chairman), May, Tajiri and Thompson. The Human Resources Committee has full power and authority to (i) consider and approve all matters with respect to executive officer and employee compensation, and management development and succession, (ii) assist with the administration of the Company's compensation plans, including the making of recommendations to the Board with respect to the establishment of such plans and the terms and provisions thereof, (iii) make recommendations to the Board with respect to the annual salaries and other compensation of the officers of the Company, (iv) provide assistance and recommendations to the Board with respect to the compensation policies and practices of the Company, and (v) provide assistance and recommendations to the Board with respect to policies and practices regarding executive performance measurement, management effectiveness and employee incentives. The Human Resources Committee had eight meetings in Fiscal 1997.

     The Stock Option Committee currently consists of Messrs. Yoshikawa (its Chairman), Tajiri and Thompson. The Stock Option Committee considers and reviews all matters with respect to the grant and issuance of options and restricted stock purchase rights to purchase shares of Common Stock pursuant to, and administers, the Stock Option and Restricted Stock Purchase Plan 2.0 and the 1995 Qualified Employee Stock Purchase Plan. The Stock Option Committee had one meeting in Fiscal 1997.

     A special committee (the "Special Committee"), which currently consists of Messrs. May and Simpson, was established in March 1997 in connection with the review of certain agreements and other matters between the Company and Fujitsu, the Company's majority stockholder. The Special Committee did not meet in Fiscal 1997.

     During the period that Mr. May served as Acting Chief Executive Officer and President of the Company, Mr. May's membership on the committees described above (other than the Special Committee) was suspended.

     New committees may be added, existing committees may be disbanded, and the charter or composition of any committee may be modified at any time in the discretion of the Board.

     During Fiscal 1997, the Board of Directors held eight regularly scheduled and special meetings. Each incumbent Director attended at least 75% of (i) the eight formal meetings of the Board of Directors and

(ii) the total number of formal meetings of the committees on which he served (during the periods that he served).

     The members of the Board of Directors who are employed by Fujitsu or by the Company receive no separate remuneration for acting as Directors of the Company. The Board has implemented a policy pursuant to which Messrs. May and Thompson and all other Directors who are not employees of the Company or of any five percent stockholder of the Company are paid an annual fee of $10,000 per year for service on the Board of Directors, plus $10,000 per year for each committee on which such Director also serves. Each such Director is also paid $1,500 per day for in-person attendance at Board and committee meetings and $500 per day for telephonic attendance at such meetings. (Mr. Raduchel has declined to receive any compensation for his services as a Director and Mr. May did not receive any separate compensation for his services as a Director during the period he served as the Company's Acting President and Chief Executive Officer.) Under the current policy, a Director's aggregate compensation (excluding reimbursement of expenses) for service as a Director for any calendar year may not exceed $50,000. Effective June 1997, Mr. May receives an additional $3,500 per month for his services as Chairman of the Board of the Company (which is not included in the $50,000 limit). The Board has the authority to revise this fee structure in its discretion.

     All Directors are entitled to receive reimbursement for expenses incurred in connection with service on the Board or Board committees. In addition, all Directors are eligible to participate in, and (other than Mr. Raduchel) have received option grants under, the Company's Stock Option and Restricted Stock Purchase Plan 2.0 (the "Stock Plan"). The Stock Plan provides for the automatic grant of non-qualified stock options ("NSOs") to Directors who are not substantially full-time employees of the Company, including any Director who is an employee or designee of any stockholder if such stockholder permits the Director to hold the options as his or her personal property (a "Qualifying Director"). Each person who becomes a Qualifying Director after September 1995 will initially be granted an NSO to purchase 10,000 shares of Common Stock on the date he or she first becomes a Qualifying Director, which NSO shall vest ratably each month over four years and have a term of ten years from the grant date, unless he or she otherwise received Company options within one year prior to such date. In addition, on each August 31 thereafter, each Qualifying Director will receive another NSO to purchase an additional 2,000 shares of Common Stock (an "Annual Director Grant"), which will vest ratably each month during the 37th through 48th months following the grant date. All such NSOs must have an exercise price not less than the per share fair market value on the date of grant, and commencing September 1995, no Qualifying Director is eligible to receive additional grants under the Stock Plan. Certain changes to the foregoing provisions were adopted by the Board of Directors on June 24, 1997 and will be effective if the proposed amendment and restatement of the Stock Plan is approved by the Company's stockholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Human Resources Committee consists of Messrs. Yoshikawa (Chairman), May, Tajiri and Thompson. None of Messrs. Yoshikawa, Tajiri and Thompson are or were officers or employees of the Company or any of its subsidiaries, while Mr. May is currently the Chairman of the Board of the Company and served as Acting President and Chief Executive Officer from March 1997 until May 1997 and received compensation therefor. None of the members of the Human Resources Committee had any other relationships which would require disclosure by the Company pursuant to Item 404 of Regulation S-K ("Certain Relationships and Related Transactions").

                       EXECUTIVE OFFICERS OF THE COMPANY

     Each of the executive officers of the Company holds office at the pleasure of the Board of Directors, subject to any rights he may have under any employment agreement. The current executive officers of the Company are as follows:

                NAME                                        POSITION
                ----                                        --------
Jack W. Simpson, Sr.                    President and Chief Executive Officer
Francis S. (Kit) Webster III            Chief Financial Officer and Secretary
Mitchell K. Alsup                       Chief Architect
Frank A. Baffi                          Vice President of Sales
Joe D. Jones                            Vice President of Operations
Trevor S. Smith                         Vice President of Engineering
Carter L. Godwin                        Chief Accounting Officer and Corporate Controller

     Background information for Mr. Simpson is provided above. See "Election of Directors."

     FRANCIS S. (KIT) WEBSTER III, 51, was appointed Chief Financial Officer and Secretary of the Company in April 1997. Mr. Webster was the President of Nirvana Systems, Inc., a PC-based securities analysis software developer in Austin from 1995 to 1997. Prior to joining Nirvana Systems, he served as President and Chief Operating Officer of U.S. Medical Products, Inc., an Austin-based manufacturer and distributor of orthopedic implants from 1992 to 1994, and from 1984 to 1994 as Senior Vice President and Chief Financial Officer of The Continuum Company, Inc., an Austin-based provider of software and services to the insurance industry. Mr. Webster is a Certified Public Accountant and graduated from Rice University with an M.E.E. in Electrical Engineering in 1968.

     MITCHELL K. ALSUP, 44, the Company's Chief Architect, joined the Company in 1991 and since that time has been responsible for architectural development of the latest generation of hyperSPARC(TM) microprocessors and the Company's next generation "Viper" microprocessor. Prior to joining the Company, Mr. Alsup spent 10 years at Motorola, Inc., where he acted as, among other things, the principal designer of Motorola's 88000 line of microprocessors. Mr. Alsup spent three years at NCR where he served as a project leader. Mr. Alsup graduated from Carnegie-Mellon University in 1975 with a B.S. in Electrical Engineering.

     FRANK A. BAFFI, 46, was appointed Vice President of Sales of the Company in April 1997. Mr. Baffi was the Vice President, Worldwide Sales, of Crystal Semiconductor, a manufacturer of semiconductor chips based in Austin, Texas, from 1994 to 1997. From 1993 to 1994, Mr. Baffi was Western Regional Sales Manager of Quality Semiconductor of San Jose, California, a manufacturer of semiconductor chips, and from 1991 to 1993 Mr. Baffi was Southwest Regional Vice President for Bell Microproducts of Milpitas, California, an electronics distributor. Mr. Baffi graduated from Long Island University with an M.S. in Electrical Engineering.

     JOE D. JONES, 39, joined the Company in 1991 as the Director of Quality Assurance, in 1993 assumed the position of Vice President of hyperSPARC(TM) Operations and in 1995 became Vice President of Operations. Mr. Jones performs production control, outside manufacturing management and customer quality engineering functions for the Company. Prior to joining the Company, Mr. Jones served as Quality Assurance Manager with Cypress Semiconductor, a producer of semiconductor electronic devices, for five years, and in addition spent four years with Advanced Micro Devices in various engineering and management positions. Mr. Jones holds a B.S. in Chemical Engineering from the University of Texas at Austin and has approximately 14 years of experience in the semiconductor industry.

     TREVOR S. SMITH, 44, is one of the founders of the Company and served as its Vice President of Design from its inception in 1988 until 1996 and as Vice President of Development from 1996 until June 1997, when he became Vice President of Engineering. Prior to founding the Company, he spent three years with Motorola, serving as, among other things, manager of MPU standard cell cores and cell library development, and three years at ICL Limited, a European computer design and manufacturing company, where he served as manager of CPU development for Emitter Coupled Logic (a high speed bipolar transistor-based technology) and CMOS mainframe CPUs. Mr. Smith holds a B.Sc. in Physics and Electronic Engineering from the University of Manchester, England, and has over 18 years of experience in the computer and microprocessor industry.

     CARTER L. GODWIN, 31, joined the Company in 1992 as a financial analyst and has since held various other positions with the Company including Accounting Manager and his current position of Chief Accounting Officer and Corporate Controller. From 1988 to 1991, Mr. Godwin worked as a staff accountant for Price Waterhouse LLP. Mr. Godwin received a B.B.A. in Accounting from the University of Texas at Austin.

                             EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth the compensation earned by each person who served as the Company's President and the four other most highly compensated executive officers of the Company whose annual salaries and bonuses exceeded $100,000 in total during Fiscal 1997 (collectively, the "Named Officers") for services rendered in all capacities to the Company and its subsidiaries for that and the previous fiscal year:

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                     COMPENSATION
                                                             ANNUAL         -------------------------------
                                                       COMPENSATION($)(1)    SECURITIES
                                                       ------------------    UNDERLYING        ALL OTHER
      NAME AND PRINCIPAL POSITION        FISCAL YEAR   SALARY    BONUS(2)   OPTIONS(#)(3)   COMPENSATION($)
      ---------------------------        -----------   -------   --------   -------------   ---------------
Fred T. May(4).........................     1997            --        --         2,000           70,083(9)
  Chairman of the Board................     1996            --        --        10,000           59,500(10)
Roger D. Ross(5).......................     1997       281,912   281,912       177,778               --
  Formerly Chairman, President and
     CEO...............................     1996       264,706   299,960(6)    177,778          109,556(11)
Mitchell K. Alsup(5)...................     1997       217,508   217,508        35,556               --
  Chief Architect......................     1996       205,196   235,319(6)     35,556               --
Trevor S. Smith(5).....................     1997       208,426   208,426        44,444               --
  Vice President of Engineering........     1996       196,630   237,690(6)     44,444            4,620(12)
Joe D. Jones...........................     1997       117,916        --        13,333            4,616(13)
  Vice President of Operations.........     1996       105,748    43,873(7)      8,889            4,231(12)
Carter L. Godwin.......................     1997        84,904    30,000(8)     10,000               --
  Chief Accounting Officer and
     Corporate.........................     1996        69,251    28,414(7)      1,111               --
  Controller

---------------

 (1) Certain of the Named Officers received personal benefits in addition to salary and cash bonuses, including car allowances. However, the aggregate amount of such personal benefits for any Named Officer did not exceed the lesser of $50,000 and 10% of the total of the annual salary and bonus reported for such Named Officer.
 (2) Except as otherwise noted, reflects bonuses earned pursuant to then-existing employment agreements.
 (3) All grants in Fiscal 1997, other than the grant of options to Mr. May in connection with his services as a Director of the Company and the grant of an option to Mr. Jones to purchase 4,444 shares of Common Stock, represent grants of replacement options to the Named Officers, in exchange for all options granted to the Named Officers in Fiscal 1996, to implement a repricing of the Company's outstanding stock options. See "Stock Option Repricing."
 (4) Compensation information is included regarding Mr. May because he served as the Company's Acting President and Chief Executive Officer from March 3, 1997 to May 21, 1997. Includes compensation earned by Mr. May in his capacity as a Director.
 (5) Messrs. Ross, Alsup and Smith received the above-described compensation for Fiscal 1996 and a portion of Fiscal 1997 pursuant to employment agreements with the Company, which expired in accordance with their terms on June 30, 1996. Messrs. Alsup and Smith continue to be employed by the Company without employment agreements. Mr. Ross resigned as an officer of the Company on March 3, 1997, but has continued as an employee of the Company (although, after April 30, 1997, Mr. Ross has been deemed to be an employee of the Company on unpaid leave). See "Employment Agreements and Change-in-Control Arrangements."
 (6) Includes for Messrs. Ross, Alsup and Smith (i) $104,547, $79,557 and $77,659, respectively, earned pursuant to the Company's employee bonus program in effect in Fiscal 1996 and (ii) incentive bonuses of $66,851, $50,877 and $59,524, respectively.
 (7) Consists of bonus earned pursuant to the Company's employee bonus program in effect in Fiscal 1996.
 (8) Incentive bonus.
 (9) Consists of (a) $25,000 paid to Mr. May as a consulting fee for his services during Fiscal 1997 as Acting President and Chief Executive Officer of the Company and (b) $45,083 of Directors' fees. Mr. May's compensation for his services as Acting President and Chief Executive Officer was in lieu of any Directors' fees he would have been otherwise entitled to during the period of such services.
(10) Consists of Directors' fees for Fiscal 1996.
(11) Consists of (i) $4,620 of matching contributions by the Company under its 401(k) Plan and Trust and (ii) $104,936 relating to the purchase of an automobile by the Company for Mr. Ross's use pursuant to the terms of his now-expired employment agreement (including a tax "gross up" payment to Mr. Ross with respect to the taxes incurred by him as the result of such purchase).
(12) Consists of matching contributions by the Company under its 401(k) Plan and Trust.
(13) Consists of payment of accrued vacation balance.

OPTION GRANTS DURING FISCAL 1997

     The following table lists the stock options granted to the Named Officers during Fiscal 1997:

                                                                                 POTENTIAL REALIZABLE
                                       INDIVIDUAL GRANTS(A)                            VALUE AT
                       -----------------------------------------------------        ASSUMED ANNUAL
                        NUMBER OF      % OF TOTAL                                   RATES OF STOCK
                       SECURITIES       OPTIONS                                   PRICE APPRECIATION
                       UNDERLYING      GRANTED TO     EXERCISE                    FOR OPTION TERM(B)
                         OPTIONS       EMPLOYEES      PRICE PER   EXPIRATION   -------------------------
        NAME           GRANTED (#)   IN FISCAL YEAR     SHARE        DATE      0%       5%        10%
        ----           -----------   --------------   ---------   ----------   ---   --------   --------
Roger D. Ross........    177,778          28.2         $3.125     2/18/2007     0    $349,386   $885,414
Mitchell K. Alsup....     35,556           5.6         $3.125     2/18/2007     0      69,878    177,085
Trevor S. Smith......     44,444           7.1         $3.125     2/18/2007     0      87,436    221,351
Joe D. Jones.........     13,333           2.1         $3.125     2/18/2007     0      26,203     66,404
Carter L. Godwin.....     10,000           1.6         $3.125     2/18/2007     0      19,653     49,804

---------------

(a) These options were granted under the Stock Option and Restricted Stock Purchase Plan 2.0 with an exercise price equal to the closing price of the Company's Common Stock on the Nasdaq National Market System on the date of grant. The table does not include an Annual Director Grant to Fred T. May on August 31, 1996 of options to purchase 2,000 shares of the Company's Common Stock with an exercise price of $7.00 per share and vesting in twelve equal monthly installments beginning September 30, 1999. Mr. May received such Annual Director Grant in his capacity as a Director of the Company and did not receive any options in Fiscal 1997 in connection with his service as Acting President and Chief Executive Officer of the Company.

(b) The amounts shown are not the values of the options on the dates they were granted. Instead, these are hypothetical future values based on the difference between the option exercise price and the assumed future Common Stock price at the end of the 10-year term of the options using hypothetical rates of annual stock price appreciation of 0%, 5% and 10%, respectively. There can be no assurance that the appreciation rates specified in the table will occur.

     All of the option grants shown in the table, other than the grants to Messrs. Jones and Godwin of options to purchase 4,444 shares of Common Stock and 8,889 shares of Common Stock, respectively, represent grants of replacement options authorized by the Board of Directors to implement a repricing of the Company's outstanding stock options. Each of the Named Officers participating in the repricing exchange relinquished an equivalent number of options issued in September 1995. See "Stock Option Repricing."

     Options granted to the Named Officers in Fiscal 1997 (other than the options issued to Mr. May pursuant to the Annual Director Grant) were one-third vested as of the grant date, with the remaining two-thirds to vest in thirty-two equal monthly installments, and may be exercised as to the vested portion beginning six months after the grant date. In addition, all of the options will vest in connection with a "change of control", which will be deemed to have occurred if (a) there is a change in the identity of more than half of the members of the Board (excluding redesignation by Fujitsu and/or Sun of any of their respective designees) over any six month period or (b) the Company within a 12-month period ceases to own more than one half of its gross assets (measured at the commencement of such period) by virtue of one or more bulk transfers of its assets. The options expire 10 years from the date of grant, six months after termination of employment, or eighteen months after termination of employment due to the death or permanent disability of the optionee.

STOCK OPTION REPRICING

     On February 18, 1997, the Board of Directors adopted a resolution pursuant to which all employees (including the Named Officers) have been or will be offered the opportunity to cancel outstanding stock options with exercise prices in excess of $3.125 per share (the closing price of the Company's Common Stock on the Nasdaq National Market System on that date) in exchange for replacement options exercisable at $3.125 which were otherwise identical to the cancelled options except that, in the case of the Named Officers, (i) the cancelled options would have expired on September 12, 2005 and vested in forty-eight monthly installments commencing December 31, 1995, such that such options would have been fully vested on November 30, 1999, and (ii) the replacement options expire on February 18, 2007 and were one-third vested on February 18, 1997, with the remaining two-thirds to vest in thirty-two equal monthly installments, such that the replacement options will be fully vested on November 30, 1999. The option exchange offer is an acknowledgement of the importance to the Company of having equity incentives in the hands of its employees. Stock options which are "out of the money" provide no particular compensatory incentive if an employee is considering alternative opportunities. The Board decided to include officers in the exchange because of the importance of their administrative and technical leadership to the success of the Company's business.

     The following table sets forth all exchanges and repricings of Named Officer stock options since the Company's initial public offering of its Common Stock in 1995:

                                     SECURITIES   MARKET PRICE     EXERCISE                        LENGTH OF
                                     UNDERLYING     OF STOCK       PRICE AT                     ORIGINAL OPTION
                                      OPTIONS      AT TIME OF      TIME OF                       TERM REMAINING
                                      REPRICED    REPRICING OR   REPRICING OR   NEW EXERCISE       AT DATE OF
                                     OR AMENDED    AMENDMENT      AMENDMENT        PRICE          REPRICING OR
           NAME              DATE       (#)           ($)            ($)            ($)            AMENDMENT
           ----             ------   ----------   ------------   ------------   ------------   ------------------
Roger D. Ross.............  2/18/97   177,778        3.125          12.00          3.125           103 months
Mitchell K. Alsup.........  2/18/97    35,556        3.125          12.00          3.125           103 months
Trevor S. Smith...........  2/18/97    44,444        3.125          12.00          3.125           103 months
Joe D. Jones..............  2/18/97     8,889        3.125          12.00          3.125           103 months
Carter L. Godwin..........  2/18/97    10,000        3.125          12.00          3.125           103 months

                      THE FOREGOING STOCK OPTION REPRICING
                    REPORT IS MADE BY THE BOARD OF DIRECTORS

           Fred T. May                    Jack W. Simpson, Sr.
        Ryusuke Hoshikawa                    Yasushi Tajiri
       William J. Raduchel                 Edward F. Thompson
          Roger D. Ross                    Seiichi Yoshikawa
          Masahiro Saida

EMPLOYMENT AGREEMENTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     Effective May 21, 1997, Mr. Simpson was hired as the Company's President and Chief Executive Officer. In conjunction with his employment, the Company entered into a letter agreement pursuant to which the Company would enter into a four-year employment agreement with Mr. Simpson. The Company offered Mr. Simpson an attractive compensation package in order to convince him to leave Scientific Atlanta, Inc. ("SFA") after three years as President of Network Systems at that company. Pursuant to this arrangement, Mr. Simpson's base salary for the Company's fiscal year ending March 30, 1998 ("Fiscal 1998") will be computed based upon an annual rate of $349,960, with an annual review for merit purposes. Mr. Simpson is also eligible to receive bonuses based on the Company's meeting certain predetermined goals and objectives set by the Board, up to a maximum of 100% of his base salary based on the Company's exceeding goals by 50% and/or tied directly to the Company's stock price. Pursuant to the employment arrangement, Mr. Simpson is to receive a replacement bonus of $130,000, life insurance with a face value equal to three times his annual salary and bonus, and a deferred annuity targeted to yield approximately $150,000 per year at age 60, to replace salary, insurance policies, and SERP plans he had while an officer at SFA. Mr. Simpson is also eligible for the Company's standard vacation, holiday and benefits programs.

     Among other things, the letter agreement also obligates the Company to award Mr. Simpson with 100,000 stock options or shares of restricted stock at an exercise price (or purchase price) of $.05 per share, vesting 50% on April 1, 1998 and 50% on April 1, 1999; 400,000 stock options or shares of restricted stock at an exercise price (or purchase price) equal to the closing price of the Company's Common Stock on the Nasdaq National Market System on Mr. Simpson's date of hire, which price was $2.437, and vesting 100,000 immediately, and the remainder at a rate of 6,250 per month over the next four years; and 100,000 performance-related stock options or shares of restricted stock at an exercise price (or purchase price) of $.05 per share, vesting 50% when the average closing price of the Company's Common Stock exceeds the price on Mr. Simpson's date of hire by $5.00 (or a stock price of $7.437), and 50% when such average closing price exceeds the price on Mr. Simpson's date of hire by $10.00 (or a stock price of $12.437). The grants of options

(or stock purchase rights) to Mr. Simpson are conditioned upon stockholder approval of the amendment and restatement of the Company's Stock Option and Restated Stock Purchase Plan 2.0 which, among other things, increases the number of shares of Common Stock which may be issued pursuant to such plan.

     Except for his performance-related options (or restricted stock), all of Mr. Simpson's options (or restricted stock) will vest in the event of a "change of control" of the Company, which will be deemed to have occurred if (a) there is a change in the identity of more than half of the members of the Board (excluding redesignation by Fujitsu and/or Sun or any of their respective designees) over any six month period or (b) the Company within a 12-month period ceases to own more than one half of its gross assets (measured at the commencement of such period) by virtue of one or more bulk transfers of its assets. The options will expire 10 years from the date of grant, six months after termination of employment, or eighteen months after termination of employment due to the death or permanent disability of Mr. Simpson. In the event Mr. Simpson's employment is terminated without cause, the Company will continue to pay his direct compensation and to fund insurance and medical benefits for a period of 24 months. Mr. Simpson's stock options (or restricted stock), excluding performance-related stock options (or restricted stock), will continue to vest for the twenty-four month period. In addition, if Mr. Simpson is terminated without cause and the price of the Company's Common Stock is $7.50 per share or more above the price on Mr. Simpson's hire date, the Company will fund Mr. Simpson's annuity for a minimum of 24 months from Mr. Simpson's hire date. Mr. Simpson may also be terminated for cause without any severance benefits, provided that he is properly alerted and given fair opportunity to explain or correct the stated cause. "Cause" is restricted to actions or events where Mr. Simpson has responsibility and accountability.

     Pursuant to a letter agreement dated April 1, 1997, Mr. Webster was hired as the Company's Chief Financial Officer (and was subsequently appointed Secretary) at a base salary of approximately $150,000. Mr. Webster may also earn an incentive bonus of up to fifty percent of his base salary, with the qualifying standards to be determined by mutual agreement of Mr. Webster, the Company's Chief Executive Officer and the Human Resources Committee of the Board of Directors. Mr. Webster is also eligible to participate in the Company's Stock Option and Restricted Stock Purchase Plan 2.0. Subject to approval of the Board of Directors and stockholder approval of the amendment and restatement of the Company's Stock Option and Restricted Stock Purchase Plan 2.0, Mr. Webster is to receive an initial grant of 100,000 options under such plan at an exercise price of $1.625 per share, the closing price of the Company's Common Stock on the NASDAQ National Market System on April 16, 1997, the first date of Mr. Webster's employment. If Mr. Webster's employment is terminated without cause, the Company will continue to pay his base salary for a period of six months following the date of termination, less any amounts that Mr. Webster earns or reasonably could have earned during that same period.

     Pursuant to a letter agreement dated April 12, 1997 (the "Baffi Letter Agreement"), Mr. Baffi was hired as the Company's Vice President of Sales at a base salary of approximately $170,000, subject to merit review during the Company's merit review cycle. Mr. Baffi is also eligible for a sales commission plan of up to 100% of his base salary, with the qualifying standards to be determined by mutual agreement of Mr. Baffi, the Company's Chief Executive Officer and the Human Resources Committee of the Board of Directors. Mr. Baffi is also eligible to participate in the Company's Stock Option and Restricted Stock Purchase Plan 2.0. Subject to approval of the Board of Directors and stockholder approval of the amendment and restatement of the Company's Stock Option and Restricted Stock Purchase Plan 2.0, Mr. Baffi is to receive an initial grant of 150,000 options under such plan at an exercise price of $1.812 per share, the closing price of the Company's Common Stock on the NASDAQ National Market System on April 28, 1997, the first date of Mr. Baffi's employment, such options to vest 25% after one year of employment, with the remainder vesting ratably over the next three year period. In the event of a "change of control" of the Company, which will be deemed to have occurred if (a) there is a change in the identity of more than half of the members of the Board (excluding redesignation by Fujitsu and/or Sun or any of their respective designees) over any six month period or (b) the Company within a 12-month period ceases to own more than one half of its gross assets (measured at the commencement of such period), or a sale of all or substantially all of the Company's assets, Mr. Baffi's unvested stock options will vest in full. If Mr. Baffi's employment is terminated without cause, the vesting of Mr. Baffi's stock options will be accelerated by twelve months and the Company will continue to pay his base salary for a period of twelve months following the date of termination. In addition, pursuant to the Baffi Letter Agreement, a twelve month acceleration of Mr. Baffi's stock options will occur if, without Mr. Baffi's agreement, (a) Mr. Baffi's job is located outside the general area of Austin, Texas, requiring Mr. Baffi to relocate, (b) Mr. Baffi ceases to report directly to the Company's Chief Executive Officer or President, or (c) Mr. Baffi is no longer the senior corporate executive whose principal responsibility is the management and direction of the Company's sales function.

     The Company entered into employment agreements, effective June 1993, with Messrs. Ross, Alsup and Smith, which agreements expired in accordance with their respective terms on June 30, 1996. During the term of their respective agreements, Mr. Ross served as the Company's President and as the Chairman of the Company's Board of Directors, Mr. Alsup served as the Company's Chief Architect and Mr. Smith served as the Company's Vice President of Design and later as Vice President of Development. Under their respective employment agreements, as of the end of Fiscal 1996, Messrs. Ross, Alsup and Smith were entitled to receive base salaries of $264,706, $205,196 and $196,630 per year, respectively, each payable in bi-weekly installments. In addition, the agreements entitled Messrs. Ross, Alsup and Smith to certain life, health, dental insurance and other benefits, and to receive each year a minimum annual incentive bonus, which for the twelve months ending June 30, 1996 was equal to 100% of their then respective base salaries.

     Following the expiration of each of the above-listed employment agreements with Messrs. Ross, Alsup and Smith, each of such officers (other than Mr. Ross following his resignation as an officer of the Company on March 3, 1997) has continued to be employed by the Company in his current position without an employment contract (although commencing June 1997, Mr. Smith has served as Vice President of Engineering). Mr. Ross continued to be an employee of the Company after his resignation as an officer, although after April 30, 1997 Mr. Ross has been deemed to be an employee of the Company on unpaid leave.

     Mr. Ross has asserted that he and the Company are parties to an oral employment agreement, pursuant to which he is entitled to a $4,000,000 cash severance package plus full vesting of options and certain other benefits as well as his unpaid Fiscal 1996 bonus and accrued vacation. The Company has denied that it has any severance obligations to Mr. Ross, whether contractual or otherwise, or that any employment agreement exists between the Company and Mr. Ross. The Company, however, has agreed to negotiate in good faith with Mr. Ross to agree upon a severance package and such negotiations are on-going. There can be no assurance that such negotiations will result in a severance package acceptable to both sides.

1995 QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

     To provide employees with an opportunity to purchase Common Stock through payroll deductions, the Company established the 1995 Qualified Employee Stock Purchase Plan (the "ESPP") The ESPP is intended to qualify for preferential tax treatment under Section 423 of the Code. Under the ESPP, the Company's employees, subject to certain restrictions described below, may purchase in the aggregate up to 40,000 shares of Common Stock at less than the fair market value of such shares.

     The ESPP is administered by the Stock Option Committee, and provides for consecutive 24-month offering periods, beginning every six months, with exercise dates at the end of each six-month period. The first 24-month offering period commenced August 1, 1996. Each eligible employee who enrolls at the commencement of any such offering period will be given an option to purchase shares during such period at the lesser of 85% of (a) the fair market value on the commencement date of the offering period or (b) the fair market value on the day prior to the last day of the six-month exercise period. In addition, if the fair market value of a share of Common Stock is lower at the end of any six-month exercise period than it was at the beginning of the 24-month offering period, a new 24-month offering period will automatically commence on the day after that exercise date and all participants will be automatically enrolled in a new 24-month offering period (unless the participant objects in writing prior to such re-enrollment). Purchases under the ESPP will be funded with deductions from a participating employee's compensation, which may not exceed 10% nor be less than 2% of such employee's compensation during any offering period. Further, no employee may be granted options to purchase more than $25,000 of fair market value of Common Stock during any calendar year.

     A total of 40,000 shares of Common Stock have been reserved for issuance under the ESPP, and, as of July 8, 1997, 33,175 shares of Common Stock have been issued under the ESPP.

401(k) PLAN

     Effective January 1, 1989, the Company implemented its 401(k) Plan and Trust (the "401(k) Plan"), pursuant to which each employee of the Company may elect to defer into the 401(k) Plan a percentage of his or her salary, not to exceed certain statutory limits. Each employee is eligible to begin participation in the 401(k) Plan on the first day of the first month coinciding with or following his or her date of hire by the Company. The Company may make discretionary contributions to the 401(k) Plan on behalf of any participating employee in an amount to be determined by the Board. Such discretionary Company contributions are 20% vested after two years of service and continue to vest at a rate of 20% per additional year of service thereafter. Salary deferral contributions are 100% vested when made. As of July 8, 1997, the Company had not made a contribution to the 401(k) Plan for Fiscal 1997.

EMPLOYEE REVENUE SHARING PLAN

     Under the Company's Employee Revenue Sharing Plan (the "Revenue Sharing Plan") in effect during Fiscal 1997, if net revenues for any of three measurement periods (as defined below) equaled or exceeded 85% of the revenue growth targets for the measurement period, then the Company paid to its full-time employees (including executive officers, but excluding commissioned employees) bonuses ranging in the aggregate from 1% to 3% of net revenues for the measurement period. For Fiscal 1997, the measurement periods were established as (a) April 2, 1996 to September 30, 1996, (b) October 1, 1996 to March 31, 1997, and (c) the entire fiscal year. For any measurement period, bonuses were paid only if the Company achieved a net profit, on a fully accrued basis, for the measurement period. At the close of each fiscal quarter, 3.0% of the net revenue of the Company was accrued and reserved in a "revenue bonus pool" to fund the Revenue Sharing Plan. The Company did not meet the targets established under the Revenue Sharing Plan in Fiscal 1997. The Revenue Sharing Plan is subject to cancellation at any time by the Board of Directors, and no employee shall be deemed to have vested rights under the Revenue Sharing Plan for the measurement period during which such cancellation is made effective or for any subsequent quarter or measurement period. For Fiscal 1998 and subsequent fiscal years, the Board of Directors intends to have only one measurement period, which will be the fiscal year.

INDEMNIFICATION AGREEMENTS

     The Company has entered or will enter into separate indemnification agreements with each of its current Directors and officers that require the Company, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service as Directors or officers. The Company believes that these agreements and its Certificate of Incorporation and Bylaw provisions regarding indemnification of Directors and officers are necessary to attract and retain qualified persons as Directors and officers.

HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Human Resources Committee, which is composed entirely of outside directors, is responsible for making recommendations to the Board regarding annual salaries and other compensation of the officers of the Company, providing assistance and recommendations with respect to the compensation policies and practices of the Company and assisting with the administration of the Company's compensation plans.

     The goals of the Human Resources Committee are to align executive officer compensation with the Company's business performance and objectives, as well as to enable the Company to attract, retain and reward well-qualified executives, which the Human Resources Committee believes is crucial to the Company's long-term success. In support of these goals, the Committee's general approach towards executive compensation is to pay compensation, including salaries, bonuses and non-cash compensation, commensurate with the executives' experience and expertise and, where relevant, competitive with the compensation paid to executives in the semiconductor industry and workstation systems business. To ensure competitive pay, the

Company from time to time reviews the compensation practices of other leading companies in the industries in which it competes, and believes that its compensation levels fall in the mid- to upper-range in those industries, which the Company believes is necessary to attract and retain qualified executives.

     The Company's compensation program consists of both cash- and equity-based compensation, which the Human Resource Committee believes permits the Company to attract, retain and motivate well-qualified executive officers and employees who can enhance stockholder value and manage and timely deliver increasingly successful and complex products to the Company's customers. The components of the Company's compensation program are the following:

  Cash-Based Compensation

     The Human Resources Committee sets base salary guidelines and percentage average annual merit increases on the basis of level of responsibility, prior performance, the Committee's perception of the executive's ability to deliver future performance and other factors. Compensation levels for competitive positions in the Company's industries as well as geographic demographics are considered in making this determination.

     Under the Company's employee revenue sharing plan in effect during Fiscal 1997, if during any of three measurement periods the Company's net revenues equaled or exceeded 85% of the revenue growth targets for that measurement period, the Company would distribute bonuses to all of its employees, including its executive officers (but excluding commissioned employees), with each individual employee's bonus being equal to his or her pro rata share of the aggregate bonus pool based on the employee's respective wages or salaries received in that quarter. The Company did not meet these targets in Fiscal 1997. The Committee is currently considering various alternatives and additions to the revenue sharing plan, although it anticipates that any replacement plan or revisions will also apply objective, Company-wide performance criteria relative to shareholder value.

     In addition, to further align its executives' compensation with the Company's short- and long-term business strategies, management initiatives and values, the Human Resources Committee may, with the Board's approval, authorize the payment of discretionary bonuses based upon an assessment of each executive's contributions to the Company. The Company chose to include such bonuses as part of the compensation packages for the recently-hired President and Chief Executive Officer, Chief Financial Officer and Vice President of Sales. In the future, the Company will consider various alternative bonus arrangements and criteria for use with other Company executives. While the Committee believes that, in general, discretionary bonuses should be related to Company, business unit and executive performance, specific performance criteria have not yet been established.

  Equity-Based Compensation

     The Human Resources Committee believes that stock ownership by key executives provides a valuable incentive for such executives and helps align the executives' interests with those of the Company's stockholders. To facilitate these objectives, the Company adopted the Stock Option and Restricted Stock Purchase Plan 2.0 (the "Stock Plan"), pursuant to which the Company may grant stock options to executives (as well as other employees and Directors) to purchase up to 5,575,000 shares of the Company's Common Stock (7,200,000 shares if the recent amendment and restatement of the Stock Plan is approved by the Company's stockholders). In general, the options become exercisable over a defined period in order to encourage continued employment with the Company. In addition, under the Stock Plan, the Company may in its discretion grant to eligible participants (in lieu of options) rights to purchase shares of restricted Common Stock. The Human Resources Committee makes recommendations to the Stock Option Committee (which administers the Stock Plan) regarding option grants and sales of restricted Common Stock to the Company's executive officers.

     Roger Ross was the Company's Chief Executive Officer from its inception in 1988 until March 1997, when he resigned. In determining Mr. Ross's compensation, the Human Resources Committee evaluated Company and individual performance, compensation paid to the Company's other executive officers, and total compensation (including salary, bonus and equity compensation) paid to chief executive officers of comparable semiconductor and workstation systems companies. In Fiscal 1997, Mr. Ross's salary was $281,912, and he accrued a cash bonus of $281,912 under the terms of his expired employment agreement, which was not based on the Company's performance. Mr. Ross did not receive any new stock option grants in Fiscal 1997, other than a replacement grant in connection with the Company's replacement grant program to re-price existing options. The Company anticipates that it will use similar criteria in the future to determine the compensation for the Company's current Chief Executive Officer, Mr. Simpson, with additional emphasis on Company performance, and any compensation program will include providing the Chief Executive Officer with a substantial stake in the Company's future performance and success, through option grants or otherwise, in order to more closely align his interests with those of the Company's stockholders.

     The federal tax law includes requirements in order for annual compensation in excess of $1 million payable to the chief executive officer and certain executive officers of the Company to be fully deductible. The Company will not necessarily and in all circumstances limit executive compensation to that deductible under these provisions, which are set forth in Section 162(m) of the Internal Revenue Code. The Committee will consider, however, various alternatives to preserve the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other objectives.

July 15, 1997                               HUMAN RESOURCES COMMITTEE

                                            Seiichi Yoshikawa (Chairman)
                                            Fred T. May
                                            Yasushi Tajiri
                                            Edward F. Thompson

PERFORMANCE GRAPH

     Set forth below is a comparison of the percentage change in total stockholder return of the Company's Common Stock and the returns for the Nasdaq National Market System and the S&P Electronic Index for Semiconductor Companies. The total stockholder return calculation is for the period commencing on November 7, 1995 (the date of the Company's initial public offering of Common Stock) and includes the reinvestment of dividends.

           COMPARISON OF CUMULATIVE TOTAL RETURN* AMONG THE COMPANY,
 S&P ELECTRONIC INDEX FOR SEMICONDUCTOR COMPANIES & THE NASDAQ NATIONAL MARKET
                                 SYSTEM INDEX**

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)              COMPANY            NASDAQ        S & P ELECTRONIC
NOV. 7, 1995                                      100                100                100
APRIL 1, 1996                                      67                106                 73
MARCH 31, 1997                                     14                117                112

---------------

* ASSUMES $100 INVESTED ON NOVEMBER 7, 1995 IN COMMON STOCK OF THE COMPANY, S&P ELECTRONIC INDEX FOR SEMICONDUCTOR COMPANIES & THE NASDAQ NATIONAL MARKET SYSTEM INDEX

** TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS

     The above graph shows historical stock price performance (including reinvestment of dividends) and is not necessarily indicative of future performance.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     From April 2, 1996 to June 30, 1997, the Company purchased a significant portion of its wafer fabrication needs, in addition to other computer related products, from Fujitsu and its affiliates. Such purchases totaled approximately $29.7 million in the aggregate over such period. From April 2, 1996 to June 30, 1997, the Company sold microprocessor products to Fujitsu, Fujitsu/ICL (a subsidiary of Fujitsu) and other Fujitsu affiliates for an aggregate amount of approximately $20.0 million. The Company believes that the above-described purchases from and sales to Fujitsu and its affiliates were on terms comparable to those available from unaffiliated suppliers or purchasers (as the case may be) except that Fujitsu generally provides more favorable payment terms to the Company (depending on the type of product).

     On March 31, 1997, the Company entered into a Development Agreement with Fujitsu whereby Fujitsu would partially fund the development of a derivative of the Company's Colorado 4 microprocessor for use in embedded control applications. Assuming that the Company develops the product in accordance with the terms of the agreement, Fujitsu will pay the Company a total development fee equal to $4,500,000 as well as royalties in return for certain rights with respect to the product. During Fiscal 1997, the Company received $3.5 million pursuant to this agreement. The Development Agreement provides for future payments to the Company upon completion of certain milestones and acceptance by Fujitsu.

     On June 25, 1997, the Company and Fujitsu entered into a Development Agreement, pursuant to which, among other things, Fujitsu would pay the Company an aggregate of $34.5 million in partial funding for the Company's "Viper" 64-bit microprocessor development project and for a license for associated intellectual property. The resulting technology will be co-owned by the Company and Fujitsu, and each company will have the right to exploit the technology in derivative products and to grant sublicenses on a limited basis. Payments are to be made periodically through March 31, 1999, upon the attainment of certain milestones, and are subject to reduction, and the contract is subject to cancellation under certain conditions if milestones are not met.

     On November 18, 1996 and February 20, 1997, Fujitsu executed separate letters of guaranty ("Guaranty Letters") in favor of The Dai-Ichi Kangyo Bank, Limited ("DKB") pursuant to which Fujitsu guaranteed the payment by the Company of up to $50,000,000 of indebtedness ($25,000,000 per Guaranty Letter) incurred under certain loan agreements between the Company and DKB. The Company has agreed to pay Fujitsu a fee in respect of each of the Guaranty Letters equal to one half of one percent (0.5%) of the aggregate amount outstanding under the credit facilities between the Company and DKB and subject to the Guaranty Letters.

     As described under "Executive Compensation," the Company has or had employment agreements with certain of its executive officers.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth as of July 8, 1997 information as to the beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding shares of Common Stock (for whom addresses are also provided), (ii) each of the Company's Directors, (iii) each Named Officer, and (iv) all Directors and executive officers of the Company as a group. In each instance, information as to the number of shares beneficially owned and the nature of ownership has been provided by the individual or entity identified or described and is not within the direct knowledge of the Company.

                    NAME AND ADDRESS OF                       SHARES BENEFICIALLY    PERCENT OF
                    BENEFICIAL OWNER(1)                              OWNED            CLASS(2)
                    -------------------                       -------------------    ----------
Fujitsu Limited(3)..........................................       14,078,571           59.8
  1-1, Kamikodanaka 4-Chome
  Nakahara-ku
  Kawasaki 211-88, Japan
Roger D. Ross(3)(4).........................................        1,581,070            6.7
  One Highland Center
  Marble Falls, Texas 78645
Mitchell K. Alsup(5)........................................          334,695            1.4
Trevor S. Smith(6)..........................................          418,369            1.8
Joe D. Jones(7).............................................           85,511           *
Carter L. Godwin(8).........................................           14,133           *
Fred T. May(9)..............................................          101,000           *
Edward F. Thompson(10)......................................           29,167           *
Ryusuke Hoshikawa(9)(11)....................................            5,000           *
William J. Raduchel(12).....................................                0           *
Masahiro Saida(9)(11).......................................            5,000           *
Jack W. Simpson, Sr.(13)....................................                0           *
Yasushi Tajiri(9)(11).......................................            5,000           *
Seiichi Yoshikawa(11)(14)...................................            3,958           *
All Directors and Executive.................................        2,582,903           10.9
     Officers as a group (15 persons) (4)-(14)

---------------

  *  Represents beneficial ownership of less than 1% of the Common Stock.

 (1) Addresses provided for beneficial owners of more than 5% of the Common
     Stock.

 (2) Applicable percentages of beneficial ownership are based on 23,534,123 shares of Common Stock outstanding as of July 8, 1997. Additionally, where applicable, shares of Common Stock underlying options exercisable by any listed stockholder within 60 days of July 8, 1997 have been deemed to be outstanding and beneficially owned by such stockholder, but only for purposes of determining such stockholder's (and not any other stockholder's) percentage holdings.

 (3) The Company, Fujitsu, Sun and Mr. Ross have entered into a Shareholders Agreement pursuant to which Sun has agreed to vote its shares of Common Stock in favor of the slate of nominees to the Company's Board of Directors approved by the Board, which slate will include, under certain circumstances, an individual designated by Sun. Pursuant to this agreement, Fujitsu and Mr. Ross (so long as he owns at least 5% of the outstanding shares of the Company's Common Stock) have agreed to vote under certain circumstances for a designee of Sun. Pursuant to this agreement, at the Annual Meeting Fujitsu and Mr. Ross will vote to elect Sun's designee, Mr. Raduchel, to the Company's Board of Directors.

 (4) Includes options exercisable for 59,259 shares of Common Stock which have vested or will vest within 60 days of July 8, 1997. Also includes 11,811 shares beneficially held by Mr. Ross' spouse (including 1,811 shares purchasable upon exercise of stock options which have vested or will vest within 60 days of July 8, 1997), although Mr. Ross disclaims beneficial ownership of such shares.

 (5) Includes options exercisable for 14,695 shares of Common Stock which have vested or will vest within 60 days of July 8, 1997.

 (6) Includes options exercisable for 18,369 shares of Common Stock which have vested or will vest within 60 days of July 8, 1997.

 (7) Includes options exercisable for 5,511 shares of Common Stock which have vested or will vest within 60 days of July 8, 1997.

 (8) Includes options exercisable for 4,133 shares of Common Stock which have vested or will vest within 60 days of July 8, 1997.

 (9) Includes options exercisable for 5,000 shares of Common Stock which have vested or will vest within 60 days of July 8, 1997.

(10) Includes options exercisable for 24,167 shares of Common Stock which have vested or will vest within 60 days of July 8, 1997.

(11) Beneficial ownership of shares held by Fujitsu is not attributed to Directors who are employees of Fujitsu.

(12) Mr. Raduchel is an employee of Sun. Pursuant to Sun's internal policies, Mr. Raduchel has declined to accept grants of options to purchase shares of Common Stock pursuant to the Company's Stock Option and Restricted Stock Purchase Plan 2.0, including Annual Director Grants. In addition, beneficial ownership of shares held by Sun is not attributed to Mr. Raduchel.

(13) Does not include (i) options to purchase 100,000 shares of Common Stock which Mr. Simpson will receive upon approval of the proposed amendment to the Stock Option and Restricted Stock Purchase Plan 2.0 and which will vest immediately or (ii) options to purchase 25,000 shares of Common Stock which Mr. Simpson will receive upon approval of the proposed amendment to the Stock Option and Restricted Stock Purchase Plan 2.0 and which, upon grant, will be vested within 60 days of July 8, 1997.

(14) Includes options exercisable for 3,958 shares of Common Stock which have vested or will vest within 60 days of July 8, 1997.

                       SECTION 16(A) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Directors and officers of the Company and persons who beneficially own more than 10% of the Company's Common Stock are required to file with the Securities and Exchange Commission and the Company reports of ownership, and changes in ownership, of the Company's Common Stock. Based solely on a review of the reports received by it, the Company believes that, during Fiscal 1997, all of its Directors, officers and greater than 10% beneficial owners complied with all applicable filing requirements under Section 16(a), except that: Mr. Ross failed to file on a timely basis one Statement of Changes of Beneficial Ownership of Securities with respect to five dispositions of Common Stock and an Annual Statement of Changes in Beneficial Ownership for Fiscal 1997 with respect to three acquisitions of Common Stock and two dispositions and two acquisitions of stock options; Messrs. Alsup, Godwin, Jones and Smith each failed to file on a timely basis an Annual Statement of Changes in Beneficial Ownership for Fiscal 1997 with respect to one disposition and one acquisition of stock options; and Messrs. Hoshikawa, May, Saida, Tajiri, Thompson and Yoshikawa each failed to file on a timely basis an Annual Statement of Changes in Beneficial Ownership for Fiscal 1997 with respect to one acquisition of stock options. The Company believes that the delinquent filings with respect to stock options were due to a delay in updating the Company's stock option records to reflect automatic grants of options to Directors as well as the grants of replacement options to implement a repricing of the Company's outstanding stock options.

    APPROVAL OF AMENDMENT AND RESTATEMENT OF THE COMPANY'S STOCK OPTION AND
                       RESTRICTED STOCK PURCHASE PLAN 2.0

                           (ITEM NO. 2 ON PROXY CARD)

     The stockholders of the Company are being asked to approve the amendment and restatement of the Company's Stock Option and Restricted Stock Purchase Plan
2.0 (the "Stock Plan") as the Company's Stock Option and Restricted Stock Purchase Plan 3.0 (the "Amended Stock Plan"). The amendments reflected in the Amended Stock Plan, and the reason for such amendments, are as follows:

  Increase In Aggregate Number of Shares

     The Board believes that it is necessary to increase the number of shares of Common Stock available for issuance under the Stock Plan in order to insure that the Company maintains the ability in the future to continue to utilize the Stock Plan to attract and retain highly qualified officers and other employees by providing adequate incentives through the issuance of stock options and stock purchase rights. Under the Stock Plan, a maximum of 5,575,000 shares of Common Stock may be issued pursuant to the exercise of options and stock purchase rights which have been or may be granted under the Stock Plan. As of July 8, 1997, the Company had issued options and stock purchase rights (either exercised or still outstanding) covering 5,230,197 shares, leaving 344,803 shares available for issuance pursuant to options and stock purchase rights that may be granted in the future (including pursuant to ratification of option grants made in the ordinary course to new employees). The Board believes that the number of shares currently available for future option grants and stock purchase grants is not sufficient for its purposes, and, as a result, the Amended Stock Plan increases the shares of Common Stock available for issuance to 7,200,000. Based on the closing price of the Company's Common Stock on the Nasdaq National Market System on July 15, 1997, such shares had an aggregate market value of $14.4 million ($3.25 million of which related to the additional 1,625,000 shares of Common Stock authorized for issuance under the Amended Stock Plan).

  Preservation of the Company's Tax Deduction for Compensation

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") generally disallows tax deductions to a publicly-traded corporation for compensation paid to certain executive officers in excess of $1,000,000 per officer per year. Grants of stock options and stock purchase rights under the Stock Plan have been exempt from the limitation of Section 162(m) because the Company was not a publicly-traded corporation when it adopted the Stock Plan. The amendment to the Stock Plan to increase the aggregate number of shares of Common Stock available for issuance thereunder, however, will render this exemption unavailable. Accordingly, the Amended Stock Plan contains the following amendments to the Stock Plan, which are designed to make the grants of stock options qualify as "performance-based compensation," and so preserve the Company's tax deductions with respect to stock options:

          (a) The Amended Stock Plan limits the number of options that can be granted to any participant in any fiscal year of the Company to those which cover 600,000 shares of Common Stock, and the number of stock purchase rights which can be granted to any participant in any fiscal year of the Company to those which cover 600,000 shares of Common Stock reduced by the number of shares covered by options granted to such participant in such fiscal year. The Stock Plan had no such limits.

          (b) The Amended Stock Plan requires that the members of the Board committee which administers the Stock Plan must be both (a) "non-employee directors" within the meaning of Rule 16b-3 of the Exchange Act, and (b) "outside directors" within the meaning of Section 162(m) of the Code. The Stock Plan provided that the members of such Board committee must be "disinterested directors" within the meaning of former Rule 16b-3 of the Exchange Act.

  Amendment of Definition of "Major Event"

     The Stock Plan contains provisions which are designed to preserve the economic position of each participant in the event of a "Major Event," defined to include (a) a change in the identity of more than half of the members of the Board (excluding redesignation by Fujitsu and/or Sun of any of their respective designees) over any six month period, (b) the Company within a 12-month period ceasing to own more than one half of its gross assets (measured at the commencement of such period) by virtue of one or more bulk transfers of its assets or (c) certain mergers and consolidations. The Board believes that it is desirable to modify the definition of "Major Event" to include, in general, (i) a person or group (other than Fujitsu) acquiring more than a fifty percent voting interest in the Company, (ii) the acquisition by Fujitsu, directly or indirectly, of all of the stock of the Company, and (iii) certain mergers, consolidations and reorganizations, and a sale of substantially all of the Company's assets, following which the stockholders of the Company immediately prior to the transaction do not continue to own at least fifty percent of the voting power of the outstanding securities of the Company or the entity resulting from such transaction. The Board believes that the revised definition of "Major Event" more accurately reflects the types of transactions in which the economic interests of the participants in the Stock Plan may be at risk and thus deserving of protection. The Amended Stock Plan accordingly clarifies and modifies the definition of "Major Event," as described below.

  Additional Participation by Non-Employee Directors

     The Stock Plan provides that any director who is not a substantially full-time employee of the Company ("Non-Employee Directors") could only receive automatic grants of options. The Stock Plan includes this provision because of the requirements of former Rule 16b-3 of the Exchange Act. Because this rule has been changed so that this restriction is no longer necessary, the Board believes that it is advisable to eliminate this restriction to provide the Company with additional compensation flexibility in order to attract and retain qualified Non-Employee Directors. Accordingly, the Amended Stock Plan eliminates this restriction.

  Certain Technical Changes

     The Amended Stock Plan also amends the Stock Plan in certain technical respects, which the Board believes are not material.

REQUIRED VOTE

     Affirmative votes representing a majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal will be required to approve this proposal. Abstentions will count as votes against this proposal because they will be counted as present at the meeting and entitled to vote on this proposal. However, broker non-votes will not be so considered and thus will not affect the determination as to whether the requisite majority approval has been obtained with respect to this proposal.

SUMMARY OF THE AMENDED STOCK PLAN

     The principal features of the Amended Stock Plan are summarized below. This summary, however, is not intended to be a complete discussion of all of the terms of the Amended Stock Plan. A copy of the Amended Stock Plan is attached hereto as Exhibit A.

  Shares Subject to the Amended Stock Plan

     Up to an aggregate of 7,200,000 shares of Common Stock are authorized for issuance under the Amended Stock Plan. Shares which are not issued before the expiration or termination of an option or are forfeited shares of restricted stock will thereafter be available for future options and stock purchase rights under the Amended Stock Plan. The aggregate number of shares available under the Amended Stock Plan and the number of shares subject to outstanding options and stock purchase rights will be increased or decreased to reflect any changes in the outstanding Common Stock of the Company by reason of any recapitalization, reorganization, reclassification, stock dividend, stock split, reverse stock split, or similar transaction.

  Type of Options and Stock Purchase Rights

     Two types of options may be granted under the Amended Stock Plan: options intended to qualify as incentive stock options under Section 422 of the Code ("ISOs"), and options not so qualified for favorable federal income tax treatment ("NSOs"). Stock purchase rights which give participants the right to purchase Common Stock subject to certain restrictions may also be granted under the Amended Stock Plan. Each option granted shall be subject to a stock option agreement, and each stock purchase right granted shall be subject to a stock purchase agreement, between the participant and the Company. Such agreements shall contain such terms and provisions as the Committee may determine in its discretion, and need not be uniform.

  Eligibility and Participation

     All key employees, officers, Directors, consultants, and advisors to the Company or any subsidiary are eligible for selection to participate in the Amended Stock Plan, subject to two restrictions: (1) no ISO may be granted to any person who, at the time of grant, is not a regular employee of the Company, and (2) no participant may receive grants of options with respect to more than 600,000 shares of Common Stock or grants of stock purchase rights with respect to more than 600,000 shares of Common Stock reduced by the number of shares covered by options granted to such participant in such fiscal year (subject to adjustment in the event of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or similar transaction) during any fiscal year of the Company or portion thereof. If an option is cancelled or any restricted stock is forfeited (i.e., repurchased by the Company), the cancelled option or the forfeited stock continues to be counted against the maximum number of shares for which options or stock purchase rights may be granted to a participant during a fiscal year of the Company or portion thereof. Subject to such limitations, an individual who has been granted an option or stock purchase right may, if such individual is otherwise eligible, be granted additional options or stock purchase rights as the Committee may determine.

  Administration of the Stock Plan

     The Amended Stock Plan shall be administered by a Committee of the Board (the "Committee") consisting of two or more directors of the Company who are both (a) "non-employee directors" within the meaning of Rule 16b-3 of the Exchange Act, and (b) "outside directors" within the meaning of Section 162(m) of the Code.

  Stock Purchase Rights; Restricted Stock

     Each stock purchase right shall entitle the participant to whom it is granted to purchase, within 60 days after the date of grant, shares of Common Stock on the terms, conditions, and restrictions determined by the Committee in its sole discretion. Unless the Committee determines otherwise, such Common Stock shall be restricted stock, in that it shall be subject to a repurchase option exercisable upon the voluntary or involuntary termination of the participant's employment with the Company for any reason, including death or disability. The purchase price for restricted stock repurchased by the Company on the participant's termination of employment shall be the original price paid by the participant, unless the Committee determines otherwise. The repurchase option shall lapse, and the restricted stock shall accordingly vest, at such rate as the Committee may determine.

  Automatic Grants of Options to Non-Employee Directors

     Any Director who is not a substantially full-time employee of the Company, including any Director who is an employee or designee of any stockholder if such stockholder permits such Director to hold options as his or her personal property (a "Non-Employee Director"), shall receive automatic grants of NSOs. Each person who becomes a Non-Employee Director will initially be granted an NSO to purchase 10,000 shares of Common Stock on the date he or she first becomes a Non-Employee Director, unless he or she was a regular employee of the Company, or otherwise received Company options, within one year before such date. Such NSO shall become exercisable ratably each month over four years, and shall have a term of 10 years from the grant date. In addition, on each August 31st thereafter, each Non-Employee Director who has completed six months of service as a Non-Employee Director as of such August 31st shall receive another NSO to purchase an additional 2,000 shares of Common Stock, which such NSO shall become exercisable ratably each month during the 37th through 48th months following the grant date. All such NSOs shall have an exercise price not less than the per-share fair market value of Common Stock on the date of grant, and, once exercisable, shall be fully exercisable for a period of 10 years from the date of grant. The number of NSOs to be automatically granted to Non-Employee Directors shall be adjusted on any recapitalization, reorganization, reclassification, stock dividend, stock split, reverse stock split, or similar transaction. In addition to automatic grants, the Committee may make grants of options and stock purchase rights under the Amended Stock Plan to Non-Employee Directors as it may determine in its discretion.

  Option Price; Exercisability of Options

     The purchase price for shares of Common Stock covered by each option shall be determined by the Committee, but, in the case of an ISO, shall not be less than 100% of the fair market value of such shares on the date of grant, or, if the ISO is granted to a 10% shareholder of the Company (measured by ownership of voting power), not less than 110% of the fair market value of such shares on the date of grant. Except for NSOs automatically issued to Non-Employee Directors, the Committee shall determine when and under what conditions any option shall become exercisable. However, the aggregate fair market value of shares of Common Stock (determined at the date of grant) for which ISOs (whenever granted) are exercisable for the first time by a participant during any calendar year shall not exceed $100,000. The purchase price of shares on the exercise of an option shall be paid in full at the time of exercise in cash or by check payable to the order of the Company, or, subject to the approval of the Committee, by the delivery of shares of Common Stock already owned by the participant, by the participant's five-year, full-recourse, interest-bearing promissory note, secured by the shares issuable on the exercise of the option, or through a "cashless" exercise.

  Duration of Option

     Each option shall expire on the date specified by the Committee, but all options shall expire within 10 years of the date of grant. ISOs granted to 10% shareholders of the Company (measured by ownership of voting power) shall expire within five years from the date of grant.

  Termination of Employment; Death or Disability

     If a participant ceases to be employed by the Company or any of its subsidiaries for any reason other than death or permanent disability, the participant's ISOs and NSOs shall be exercisable for a period of three months (unless otherwise determined by the Committee in an individual option agreement) after the termination of employment. If a participant dies or becomes permanently disabled, the participant's ISOs and NSOs shall be exercisable for a period of 12 months (unless otherwise determined by the Committee in an individual option agreement) after the date of death or permanent disability. After a participant's death, any ISOs which remained exercisable on the date of death may be exercised by the person or persons to whom the participant's rights pass by will or the laws of descent and distribution. The termination of a participant's employment by reason of death, disability or otherwise will cause any stock purchase right to lapse immediately, unless otherwise determined by the Committee.

  Major Events

     Upon a "Major Event," the Amended Stock Plan shall terminate, all options theretofore granted shall terminate, and all nonvested shares of restricted stock shall be forfeited, but the Committee may provide for any or all of the following alternatives: (i) the options theretofore granted will become immediately exercisable, (ii) the successor corporation will assume the options and restricted stock agreements, or substitute new options covering the stock of the successor corporation and restricted stock of the successor corporation, with appropriate adjustments as to the number and kind of shares and option prices, (iii) the successor corporation will continue the Amended Stock Plan,
(iv) the options will be cashed out, or (v) restricted stock will vest (i.e., the Company's repurchase options will be cancelled). Under the Amended Stock Plan, a "Major Event" occurs when (a) any person or group other than Fujitsu or its affiliates becomes the beneficial owner of securities of the Company, or of any entity resulting from a merger or consolidation of the Company, representing more than 50 percent of the combined voting power of the Company or such entity,
(b) Fujitsu or its affiliates directly or indirectly acquire all of the outstanding Common Stock of the Company, or (c) the consummation of a merger, consolidation, or reorganization to which the Company is a party, or a sale of substantially all of the assets of the Company, if persons who are not stockholders of the Company immediately before the consummation of such transaction or Fujitsu or its affiliates are the beneficial owners, immediately following the consummation of such transaction, of more than 50% of the combined voting power of the outstanding securities of the Company or the entity resulting from such transaction.

  Rights as a Stockholder; Assignability

     The recipient of an option will have no rights as a stockholder with respect to shares of Common Stock covered by the option until the date such recipient becomes a holder of record of such shares. An ISO granted under the Amended Stock Plan shall, by its terms, be non-transferable by the option holder, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and shall be exercisable during the option holder's lifetime only by him or her. An NSO or a nonvested share of restricted stock issued under the Amended Stock Plan shall be nontransferable by the participant, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, pursuant to a "qualified domestic relations order" as defined in the Code, or, with the consent of the Committee, to a member of the holder's immediate family or a trust exclusively for the benefit of one or more of the holder's immediate family as part of the holder's estate plan.

  Amendment, Termination, and Duration of the Amended Stock Plan

     The Amended Stock Plan shall continue in effect until terminated by the Board, or until no shares of Common Stock remain available for issuance under the Amended Stock Plan. The Board may suspend or terminate the Amended Stock Plan at any time. The Board may also amend the Amended Stock Plan at any time, except that no such amendment without appropriate stockholder approval shall increase the maximum number of shares which may be issued under the Amended Stock Plan, change the minimum exercise price of ISOs, increase the maximum term of ISOs, permit the granting of options to anyone other than those eligible under the terms of the Amended Stock Plan, or otherwise materially increase the benefits accruing to participants under the Amended Stock Plan. Furthermore, no amendment of the Amended Stock Plan shall amend or impair any rights or obligations under any option, stock purchase right, or restricted stock purchase agreement theretofore granted under the Amended Stock Plan, without specific action of the Board or the Committee, and the written consent of the holder of the affected option, stock purchase right, or restricted stock; provided, however, that the Board or the Committee may unilaterally amend this Plan or any option, Stock Purchase Right or Restricted Stock purchase agreement, without the consent of the holder thereof, if such amendment is necessary or desirable to comply with the Securities Act, state blue sky laws, or applicable listing requirements of any principal securities exchange on which shares of the same class of securities for which the options or Stock Purchase Rights are exercisable are listed, to preserve the status of options as ISOs, or to preserve the tax deductibility to the Company of any awards made under this Plan. All ISOs granted under the Amended Stock Plan shall be granted within 10 years from the date of the adoption of the Stock Plan.

FEDERAL INCOME TAX MATTERS

     The following discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the Amended Stock Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. No information is provided with respect to persons who are not citizens or residents of the United States, or foreign, state or local tax laws, or estate and gift tax considerations. In addition, the tax consequences to a particular participant may be affected by matters not discussed above. ACCORDINGLY, EACH PARTICIPANT IS URGED TO CONSULT HIS TAX ADVISOR CONCERNING THE TAX CONSEQUENCES TO HIM OF THE AMENDED STOCK PLAN, INCLUDING THE EFFECTS OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND OF CHANGES IN THE TAX LAWS.

     The Amended Stock Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and is not qualified under Section 401(a) of the Code.

  Non-Qualified Stock Options

     Under current federal income tax law, the grant of an NSO has no tax effect on the Company or the optionee to whom it is granted. If the shares of Common Stock received on the exercise of an NSO are not subject to restrictions on transfer or risk of forfeiture, the exercise of the NSO will result in ordinary income to the optionee equal to the excess of the fair market value of the shares at the time of exercise over the option price. The optionee's tax basis in the shares will be equal to the aggregate exercise price paid by the optionee plus the amount of taxable income recognized upon the exercise of the option. Upon any subsequent disposition of the shares, any gain or loss recognized by the optionee will be treated as capital gain or loss and will be long-term capital gain or loss if the shares are held for more than one year after exercise. At the time of recognition of ordinary income by the optionee upon exercise, the Company will normally be allowed to take a deduction for federal income tax purposes in an amount equal to such recognized income.

  Incentive Stock Options

     The federal income tax consequences associated with ISOs are generally more favorable to the optionee and less favorable to the Company than those associated with NSOs. Under current federal income tax law, the grant of an ISO does not result in income to the optionee or in a deduction for the Company at the time of the grant. Generally, the exercise of an ISO will not result in income for the optionee if the optionee does not dispose of the shares within two years after the date of grant nor within one year after the date of exercise. If these requirements are met, the basis of the shares of Common Stock upon a later disposition will be the option price, any gain on the later disposition will be taxed to the optionee as long-term capital gain, and the Company will not be entitled to a deduction. The excess of the market value on the exercise date over the option price is an adjustment to regular taxable income in determining alternative minimum taxable income, which could cause the optionee to be subject to the alternative minimum tax. If the optionee disposes of the shares before the expiration of either of the holding periods described above (a "Disqualifying Disposition"), the optionee will have compensation taxable as ordinary income, and the Company will normally be entitled to a deduction, equal to the lesser of (a) the fair market value of the shares on the exercise date minus the option price, or (b) the amount realized on the disposition minus the option price. If the price realized in any such Disqualifying Disposition of the shares exceeds the fair market value of the shares on the exercise date, the excess will be treated as long-term or short-term capital gain, depending on the optionee's holding period for the shares.

  Restricted Stock

     Under current federal income tax law, the grant of a stock purchase right has no tax effect on the Company or the individual to whom it is granted. The income tax consequences resulting from a purchase of restricted stock pursuant to the exercise of a stock purchase right will vary depending on whether the purchaser makes an election under Section 83(b) of the Code. Such election may be made within 30 days of the date the restricted stock is purchased with respect to some or all of the shares of restricted stock purchased. If no election is made, the participant will not recognize any income as a result of the purchase of shares subject to the transfer restrictions and forfeiture provisions (i.e., the Company's repurchase right) described above. The participant will recognize compensation income when the transfer restrictions or forfeiture provisions lapse or are otherwise removed in an amount equal to the difference between the purchase price paid for such shares and the fair market value of such shares when such restrictions lapse or are otherwise removed. In addition, any dividends paid on any shares while such shares are subject to transfer restrictions and forfeiture provisions will be considered compensation income and not dividend income.

     If the participant makes an election under Section 83(b) of the Code, the participant recognizes compensation income when he or she purchases the shares in an amount equal to the difference between the fair market value of such shares at the time of purchase (determined without regard to the transfer restrictions) and the purchase price paid for such shares. The participant recognizes no additional income upon the subsequent lapse or removal of the transfer restrictions or forfeiture provisions with respect to such shares, and any dividends paid on the shares while such shares are subject to the transfer restrictions and forfeiture provisions will be taxed as dividend (rather than compensation) income.

     In general, the Company is entitled to a deduction in the amount of the compensation income recognized by the participant at the time the participant recognizes such income, provided certain reporting requirements are timely met.

     If and to the extent any shares are forfeited (i.e., repurchased by the Company), the participant will be allowed to deduct -- as an ordinary deduction if no Section 83(b) election was made or as a capital loss if such an election was made -- an amount equal to the difference, if any, between the purchase price paid for the shares and the amount received as a result of the forfeiture.

     The participant will recognize a capital gain or loss upon the subsequent sale or other taxable disposition of such shares (other than a sale to the Company as a result of the forfeiture provisions), in an amount equal to the difference between the proceeds realized from the sale or other disposition and the sum of (a) the purchase price paid for such shares plus (b) in the case of a gain taxable to a participant who made a Section 83(b) election, the amount of gross income taxable as compensation to such participant as a result of the purchase of the shares.

     The Company is not entitled to any deduction corresponding to any capital gains realized by a participant.

  $1,000,000 Limit on Deductible Compensation

     Section 162(m) of the Code provides that any publicly-traded corporation will be denied a deduction for compensation paid to certain executive officers to the extent that the compensation exceeds $1,000,000 per officer per year. However, the deduction limit does not apply to "performance-based compensation," as defined in Section 162(m). Compensation is performance-based compensation if
(i) the compensation is payable on account of the attainment of one or more performance goals; (ii) the performance goals are established by a compensation committee of the board of directors consisting of "outside directors"; (iii) the material terms of the compensation and the performance goals are disclosed to and approved by the stockholders in a separate vote; and (iv) the compensation committee certifies that the performance goals have been satisfied. The Company believes that, if the stockholders approve the Amended Stock Plan, the stock options granted thereunder (unless granted for purchase prices below the fair market value of the stock subject to the options) will satisfy the requirements to be treated as performance-based compensation, and accordingly will not be subject to the deduction limit of Section 162(m) of the Code. The Company believes, however, that it is unlikely that stock purchase rights granted under the Amended Stock Plan, or the purchase of restricted stock thereunder, will qualify as performance-based compensation. The Company's ability to deduct compensation attributable to the purchase of restricted stock under stock purchase rights will therefore probably be subject to the limit of Section 162(m) of the Code.

  Excess Parachute Payments

     Under Section 4999 of the Code, certain officers, stockholders, or highly-compensated individuals ("Disqualified Individuals") will be subject to an excise tax (in addition to federal income taxes) of 20% of the amount of certain "excess parachute payments" which they receive as a result of a change in control of the Company. Furthermore, Section 280G of the Code prevents the Company from taking a deduction for any "excess parachute payments." The cash out or acceleration of the vesting of stock options or restricted stock upon a Major Event may cause the holders of such stock options and restricted stock who are Disqualified Individuals to recognize certain amounts as "excess parachute payments" on which they must pay the 20% excise tax, and for which the Company will be denied a tax deduction.

  Special Rules; Withholding of Taxes

     Special tax rules may apply to a participant who is subject to Section 16 of the Exchange Act. Other special tax rules will apply if a participant exercises a stock option by delivering shares of Common Stock which he or she already owns, or through a "cashless exercise."

     The Company may take whatever steps the Committee deems appropriate to comply with any applicable withholding tax obligation, including requiring any participant to pay the amount of any applicable withholding tax to the Company in cash. The Committee may, in its discretion, authorize "cashless withholding."

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT AND RESTATEMENT OF THE STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN 2.0.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of KPMG Peat Marwick LLP ("KPMG") has served as the Company's independent certified public accountants for Fiscal 1997. Representatives of KPMG are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and to make any statements they desire.

                                 OTHER BUSINESS

     The Company does not know of any other business to be presented to the Annual Meeting and does not intend to bring any other matters before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

                                 ANNUAL REPORT

     The Company is delivering with this Proxy Statement a copy of its Annual Report to Stockholders for Fiscal 1997. However, it is not intended that the Annual Report to Stockholders be a part of this Proxy Statement or a solicitation of proxies.

               STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

     Stockholders who wish to present proposals for action, or to nominate Directors, at the next annual meeting of stockholders of the Company (that is, the next annual meeting following the Annual Meeting that is now scheduled to be held on August 11, 1997) must give written notice thereof to the Secretary of the Company at the address set forth on the cover page of this Proxy Statement not less than sixty days in advance of such meeting or, if later, the tenth day following the first public announcement of such meeting. Such written notice must contain the information required by Section 2.14 of Article II of the Company's Bylaws.

     In order to be eligible for inclusion in the Company's proxy statement and proxy card for the next Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholder proposals must be received by the Secretary of the Company at its principal executive offices no later than March 20, 1998. However, in order for such stockholder proposals to be eligible to be brought before the stockholders at the next annual meeting, the stockholder submitting such proposals must also comply with the procedures, including the deadlines, required by Section 2.14 of Article II of the Company's Bylaws, as referenced in the preceding paragraph. Stockholder nominations of Directors are not stockholder proposals within the meaning of Rule 14a-8 and are not eligible for inclusion in the Company's proxy statement.

                                            By Order of the Board Directors

                                            /s/ FRED T. MAY
                                            Fred T. May
                                            Chairman of the Board

Austin, Texas
July 18, 1997

PLEASE PROMPTLY VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. A RETURN SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED. AT ANY TIME BEFORE A VOTE AT THE ANNUAL MEETING YOU MAY REVOKE YOUR PROXY BY (1) A LATER DATED PROXY OR A WRITTEN NOTICE OF REVOCATION DELIVERED TO THE INSPECTOR OF ELECTIONS OR (2) ADVISING THE INSPECTOR OF ELECTIONS AT THE MEETING THAT YOU ELECT TO VOTE IN PERSON. ATTENDANCE AT THE MEETING WILL NOT IN AND OF ITSELF REVOKE A PROXY.

THE ANNUAL MEETING IS ON AUGUST 11, 1997. PLEASE RETURN YOUR PROXY IN TIME.

                                                                       EXHIBIT A

                             ROSS TECHNOLOGY, INC.
              STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN 3.0

1. PURPOSE.

     The purpose of this Stock Option and Restricted Stock Purchase Plan 3.0 (the "Plan") of ROSS TECHNOLOGY, INC., a Delaware corporation (the "Company"), is to secure for the Company and its shareholders the benefits arising from stock ownership by selected officers and other key employees, directors, consultants and advisers of the Company or any of its subsidiaries. The Plan will provide a means whereby such persons may purchase shares of the common stock of the Company (the "Common Stock") pursuant to (i) options which will satisfy the requirements of "incentive stock options" ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) "nonqualified" stock options ("NSOs") and (iii) rights to purchase Common Stock pursuant to a restricted stock purchase agreement entered into between the Company and the purchaser ("Stock Purchase Rights").

2. ADMINISTRATION.

     The Plan shall be administered by a committee of the Board of Directors of the Company (the "Board") consisting of two or more directors of the Company (the "Committee") or, if no committee has been appointed by the Board, then by the Board. From such time, if ever, as the Company becomes obligated to file reports under the Securities Exchange Act of 1934, as amended ("Exchange Act"), the Plan shall be administered only by the Committee which shall then consist solely of persons who are both "non-employee directors" within the meaning of Rule 16b-3 ("Rule 16b-3") promulgated under the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Code. Any action of the Committee with respect to administration of the Plan shall be taken by a majority vote or unanimous written consent of its members.

     Subject to the provisions of the Plan, the Committee shall have the full, absolute and unconditional discretion and authority (i) to construe and interpret the Plan, (ii) to define the terms used herein, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iv) to determine the individuals to whom and the time or times at which options and Stock Purchase Rights shall be granted, whether any option will be an ISO or NSO, the number of shares to be subject to each option or Stock Purchase Right, the option price or restricted stock purchase price (as the case may be), the number of installments, if any, in which each option or Stock Purchase Right may be exercised, (v) to determine the circumstances under which exercisability of any option or vesting of any restricted stock may be accelerated, (vi) to determine the duration of each option, (vii) to approve and determine the duration of leaves of absence which may be granted to participants without constituting a termination of their employment for the purposes of the Plan, (viii) to amend the terms of any outstanding option or restricted stock, with the consent of the option holder (or as otherwise provided in the individual option agreement),
(ix) to convert an ISO into an NSO with the consent of the option holder, and
(x) to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Committee shall be made in good faith and shall be binding and conclusive on all participants in the Plan and their legal representatives and beneficiaries.

3. SHARES SUBJECT TO THE PLAN.

     Subject to adjustment as provided in Section 17, the shares to be offered under the Plan shall consist of the Company's authorized but unissued Common Stock, and the aggregate amount of such stock which may be issued upon exercise of all options and Stock Purchase Rights under the Plan shall not exceed Seven Million Two Hundred Thousand (7,200,000) shares. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full, or if the Company shall repurchase any Restricted Stock (as defined in Section 12(a)) pursuant to the repurchase option described in Section 12(b), the unpurchased shares subject to such expired or terminated option or the shares of Restricted Stock so repurchased, as the case may be, shall again be available for options to be granted or Restricted Stock to be issued under the Plan.

4. ELIGIBILITY AND PARTICIPATION.

     Subject to Section 5, all officers and other key employees of the Company or of any subsidiary corporation (as defined in Section 424(f) of the Code) shall be eligible for selection to participate in the Plan. Subject to Section 5, Directors of the Company who are not regular employees of the Company and other non-employees who provide services to the Company or any subsidiary corporation may also participate in the Plan if the Board or the Committee so determines. An individual who has been granted an option or Stock Purchase Right may, if such individual is otherwise eligible, be granted one or more additional options or Stock Purchase Rights if the Committee shall so determine, subject to the other provisions of the Plan. No ISO may be granted to any person who, at the time the ISO is granted, is not an employee of the Company. The aggregate fair market value (determined at the time the option is granted) of the stock with respect to which ISOs (whenever granted) are exercisable for the first time by an option holder during any calendar year (under all incentive stock option plans of the Company and its affiliates) shall not exceed one hundred thousand dollars ($100,000). All ISOs granted under the Plan shall be granted within ten
(10) years from the date of adoption of this Plan. No participant may receive grants during any fiscal year of the Company or portion thereof of ISOs and NSOs, which, in the aggregate, cover more than Six Hundred Thousand (600,000) shares, or of Stock Purchase Rights which, in the aggregate, cover more than Six Hundred Thousand (600,000) shares reduced by the number of shares covered by ISOs and NSOs granted to such participant in such fiscal year or portion thereof, subject to adjustment as provided in Section 17. If an option expires or terminates for any reason without having been exercised in full, or if the Company repurchases any Restricted Stock pursuant to the repurchase option described in Section 12(b), the unpurchased shares subject to such expired or terminated option or the Restricted Stock so repurchased will continue to count against the maximum numbers of shares for which options or Stock Purchase Rights may be granted to a participant during any fiscal year of the Company or portion thereof.

5. FORMULA AWARDS TO NON-EMPLOYEE DIRECTORS.

     Any person who is or becomes a director and who is not a full-time or substantially full-time employee of the Company, including without limitation any representative or employee of any stockholder of the Company who is permitted by such stockholder to hold Company stock options as his or her own personal property, is referred to herein as a "Non-Employee Director." From and after the date of approval and adoption of this Section 5, each person who becomes a Non-Employee Director shall automatically be granted an NSO to purchase Ten Thousand (10,000) shares of Common Stock, subject to adjustment pursuant to Section 17, which grant shall be made effective on the date he or she first becomes a Non-Employee Director; provided that he or she has not been an employee of the Company, or otherwise received a grant of Company stock options, within one year prior to such date.

     During the term of the Plan, on August 31 of each year, each Non-Employee Director shall also be granted an NSO to purchase an additional Two Thousand (2,000) shares of Common Stock, all subject to adjustment pursuant to Section 17; provided, however, that no such annual grant shall be made to any person who has not completed at least six (6) months of service as a Non-Employee Director as of such August 31.

     The purchase price under each NSO granted to Non-Employee Directors shall equal one hundred percent (100%) of the fair market value of the stock subject to such NSO (as determined under Section 9) on the date the NSO is granted. Each NSO initially granted to a Non-Employee Director pursuant to the first paragraph of this Section 5 shall vest monthly over four years following the grant date at a rate of two and one-twelfths percent (2.08333%) per month. Each NSO granted to a Non-Employee Director on August 31 of any year pursuant to the preceding paragraph shall vest at a rate of eight and one-third percent (8.33333%) per month commencing with the thirty-seventh month following the grant date, such that 100% of such option shall vest by the date four years after the grant date. Once exercisable, each such NSO shall be fully exercisable for a period of ten
(10) years from the date of grant.

     In addition to the grants described in this Section 5, the Committee may make such other grants of options and/or Stock Purchase Rights under this Plan to Non-Employee Directors as it may determine in its discretion.

6. DURATION OF OPTIONS.

     Each option and all rights associated therewith shall expire on such date as the Committee may determine (as set forth in the particular option agreement), and shall be subject to earlier termination as provided herein; provided, however, that all stock options shall expire in any event within ten
(10) years from the date on which such options are granted, and provided, further, that in the case of ISOs granted to any person possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (a "10% Shareholder"), each ISO shall expire in any event within five
(5) years from the date on which such ISO is granted.

7. PURCHASE PRICE.

     Subject to Section 5, the purchase price of the stock covered by each option or Stock Purchase Right shall be determined by the Committee, but (a) in the case of ISOs, shall not be less than one hundred percent (100%) of the fair market value of such stock (as determined under Section 9) on the date the ISO is granted, and (b) in the case of ISOs granted to 10% Shareholders, shall not be less than one hundred and ten percent (110%) of the fair market value of such stock (as determined under Section 9) on the date the ISO is granted. The purchase price of the shares upon exercise of an option or Stock Purchase Right shall be paid in full at the time of exercise in cash or by check payable to the order of the Company, or, subject in each case to the approval of the Committee in its sole discretion, (i) in the case of options, by delivery of shares of Common Stock already owned by, and in the possession of the option holder, (ii) by a five-year, full-recourse promissory note, bearing interest at a rate to be determined by the Committee in its discretion, made by option holder in favor of the Company, secured by the shares issuable upon exercise or other property, or
(iii) in the case of options, through a "cashless exercise," in any case complying with applicable law (including, without limitation, state and federal margin requirements), or any combination thereof. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value determined (in accordance with Section 9) on the date of exercise (or if such date is not a business day, as of the close of the business day immediately preceding such date).

8. EXERCISE OF OPTIONS.

     Subject to Section 5, each option granted under this Plan shall be exercisable (i) in such installments and at such times before its expiration date as the Committee shall determine, and (ii) subject to such other conditions, if any, as the Committee shall determine. Unless otherwise determined by the Committee, if the option holder shall not in any given installment period purchase all of the shares which the option holder is entitled to purchase in such installment period, then the option holder's right to purchase any shares not purchased in such installment period shall continue until the expiration date or sooner termination of the option holder's option.

9. FAIR MARKET VALUE OF COMMON STOCK.

     So long as the Common Stock continues to be publicly traded, the fair market value of the Common Stock, as of any given measurement date, shall be the average of the highest and the lowest sale prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded or the closing sales price or the average of the last bid and asked prices of the Common Stock on the NASDAQ National Market System or "over the counter" market, as applicable, in each case on such measurement date, or, if such measurement date is not a trading day, on the last trading day preceding such measurement date. If the Common Stock ceases to be publicly traded, the fair market value of a share of Common Stock shall be determined for purposes of the Plan by the Committee with reference to the most recent sale price of the Common Stock, the earnings history, book value, prospects of the Company in light of market conditions generally and such other factors as the Committee may deem appropriate to reflect the fair market value thereof.

10. WITHHOLDING TAX.

     The Company shall have the right to take whatever steps the Committee deems necessary or appropriate to comply with all applicable federal, state, local, and employment tax withholding requirements, and the Company's obligations to deliver shares upon the exercise of options or Stock Purchase Rights under this Plan shall be conditioned upon compliance with all such withholding tax requirements. Without limiting the generality of the foregoing, upon (i) the disposition by an employee or other person of shares of Common Stock acquired pursuant to the exercise of an ISO granted pursuant to the Plan within two years of the granting of the ISO or within one year after exercise of the ISO, (ii) the exercise of NSOs, or (iii) the purchase by an employee of Restricted Stock or the lapse or termination of the Company's repurchase option on Restricted Stock, the Company shall have the right to withhold taxes from any other compensation or other amounts which it may owe to the employee, or to require such employee or such other person to pay to the Company the amount of any taxes which the Company may be required to withhold with respect to such shares. Without limiting the generality of the foregoing, the Committee in its discretion may authorize a participant to satisfy all or part of any withholding tax liability by (A) having the Company withhold from the shares which would otherwise be issued on the exercise of an NSO that number of shares having a fair market value as of the date the withholding tax liability arises equal to or less than the amount of the withholding tax liability, or (B) by delivering to the Company previously-owned and unencumbered shares of the Common Stock of the Company (including unencumbered shares of Restricted Stock as to which the Company's repurchase option has lapsed) having a fair market value as of the date the withholding tax liability arises equal to or less than the amount of the withholding tax liability.

11. NONTRANSFERABILITY.

     An ISO granted under the Plan shall, by its terms, be non-transferable by the option holder, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and shall be exercisable during the option holder's lifetime only by the option holder, regardless of any community property interest therein of the spouse of the option holder, or such spouse's successors in interest. If the spouse of the option holder shall have acquired a community property interest in such option, the option holder, or the option holder's permitted successors in interest, may exercise the option on behalf of the spouse of the option holder or such spouse's successors in interest.

     An NSO granted under the Plan shall, by its terms, be non-transferable by the option holder, either voluntarily or by operation of law, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, and shall be exercisable during the option holder's lifetime only by the option holder, or, to the extent permitted by the Committee or by the terms of the option agreement, the spouse of the option holder who obtained the option pursuant to such a qualified domestic relations order described herein or pursuant to Section 15.

     Each share of Restricted Stock issued under the Plan shall, by its terms, be non-transferable by the holder thereof, either voluntarily or by operation of law, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, until the Company's repurchase rights with respect to such share lapse or are cancelled in full.

     At the discretion of the Committee, any option agreement may contain restrictions on transfer of the shares issuable upon exercise of the option, and any Restricted Stock purchase agreement may contain restrictions on transfer of the shares purchased thereunder, in each case including a right of first refusal and/or a right of repurchase by the Company.

     Notwithstanding the foregoing, to the extent that the Committee so authorizes at the time an option or Stock Purchase Right is granted or amended, such option or Stock Purchase Right, or Restricted Stock purchased under such Stock Purchase Right, may be assigned, in connection with the holder's estate plan, in whole or in part, during the holder's lifetime to one or more members of the holder's immediate family or to a trust established exclusively for one or more of such immediate family members. Rights under the assigned portion may be exercised by the person or persons who acquire a proprietary interest in such option, Stock Purchase Right, or Restricted Stock pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option, Stock Purchase Right, or Restricted Stock immediately before such assignment and shall be set forth in such documents issued to the assignee as the Committee deems appropriate. For purposes of this Section 11, the term "immediate family" means an individual's spouse, children, stepchildren, grandchildren and parents.

12. STOCK PURCHASE RIGHTS.

     (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with stock option awards granted under the Plan and/or any other cash or non-cash awards made outside of the Plan. After the Committee determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of shares of Common Stock that such person shall be entitled to purchase, the price to be paid and the time within which such person must accept such offer, which shall in no event exceed 60 days from the date the Stock Purchase Right was granted. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Committee. Shares purchased pursuant to the grant of a Stock Purchase Right shall be referred to herein as "Restricted Stock."

     (b) Repurchase Option. Unless the Committee determines otherwise, the Restricted Stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Committee may determine.

     (c) Other Provisions. The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion. In addition, the provisions of Restricted Stock purchase agreements need not be the same with respect to each purchaser.

13. SHARES TO BE ISSUED IN COMPLIANCE WITH FEDERAL SECURITIES LAWS AND EXCHANGE RULES.

     At the discretion of the Committee, any option agreement may provide that the option holder (and any transferee), by accepting such option, represents and agrees that none of the shares purchased upon exercise of the option will be acquired with a view to any sale, transfer or distribution of said shares in violation of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, or any applicable state "blue sky" laws, and the person entitled to exercise the same shall furnish evidence satisfactory to the Company (including a written and signed representation) to that effect in form and substance satisfactory to the Company, including an indemnification of the Company in the event of any violation of the Securities Act or state blue sky laws by such person. In addition, at the discretion of the Committee, any Restricted Stock purchase agreement may provide that the purchaser (and any transferee), by accepting such Restricted Stock, represents and agrees that none of the shares so purchased are being acquired with a view to any sale, transfer or distribution of said shares in violation of the Securities Act and the rules and regulations promulgated thereunder, or any applicable state "blue sky" laws, and such agreement may provide for indemnification of the Company in the event of any violation of the Securities Act or state blue sky laws by such purchaser. The Company shall use its reasonable efforts to take all necessary and appropriate action to assure that the shares issuable upon the exercise of any option or Stock Purchase Right shall be issued in full compliance with the Securities Act, state blue sky laws and all applicable listing requirements of any principal securities exchange on which shares of the same class are listed.

14. TERMINATION OF EMPLOYMENT.

     If a holder of an ISO or NSO ceases to be employed by the Company or any of its subsidiary corporations for any reason other than the option holder's death or permanent disability (within the meaning of Section 22(e)(3) of the Code), the option holder's ISO or NSO shall be exercisable for a period of three (3) months (unless otherwise specified by the Committee in an individual stock option agreement) after the date the option holder ceases to be an employee of the Company or such subsidiary corporation (unless by its terms it sooner expires) to the extent exercisable on the date of such cessation of employment and shall thereafter expire and be void and of no further force or effect. A leave of absence approved in writing by the Committee shall not be deemed a termination of employment for the purposes of this Section 14, but no option may be exercised during any such leave of absence, except during the first three (3) months thereof. Termination of employment or other relationship with the Company by the holder of a Stock Purchase Right shall cause such Stock Purchase Right to lapse immediately, unless otherwise determined by the Committee in its discretion. Any option or Stock Purchase Right transferred pursuant to a qualified domestic relations order pursuant to Section 11 shall continue to be subject to the provisions governing the grant to the original grantee, including without limitation, the provisions governing exercisability, vesting and termination (which shall be determined by reference to the employment status of the original grantee), unless the option agreement or the Committee provides otherwise.

15. DEATH OR PERMANENT DISABILITY OF OPTION HOLDER.

     If the holder of an ISO or NSO dies or becomes permanently disabled (within the meaning of Section 22(e)(3) of the Code) while the option holder is employed by the Company or any of its subsidiaries, the option holder's ISO or NSO shall be exercisable for a period of twelve (12) months (unless otherwise specified by the Committee in an individual stock option agreement) after the date of such death or permanent disability (unless by its terms it sooner expires) to the extent exercisable on the date of death or permanent disability and shall thereafter expire and be void and of no further force or effect. During such period after death, such ISO or NSO may, to the extent that it remained unexercised (but exercisable by the option holder according to such option's terms) on the date of such death, be exercised by the person or persons to whom the option holder's rights under the option shall pass by the option holder's will or by the laws of descent and distribution. The death or disability of a holder of a Stock Purchase Right shall cause such Stock Purchase Right to lapse immediately, unless otherwise determined by the Committee in its discretion.

16. PRIVILEGES OF STOCK OWNERSHIP.

     No person entitled to exercise any option granted under the Plan shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of stock issuable upon exercise of such option until certificates representing such shares shall have been issued and delivered. No shares shall be issued and delivered upon the exercise of any option unless and until there shall have been full compliance with all applicable requirements of the Securities Act (whether by registration or satisfaction of exemption conditions), all applicable listing requirements of any national securities exchange or other market system on which shares of the same class are then listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

17. ADJUSTMENTS.

     If the outstanding shares of the Common Stock (or any other class of shares or securities which shall have become eligible for grant under the Plan pursuant to this sentence) are increased or decreased or changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which options may be granted under this Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in the outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share or other unit of any security covered by the option. A corresponding adjustment shall also be made as to the number of shares to be granted to Non-Employee Directors pursuant to the formula provisions of Section 5.

     Upon the happening of a "Major Event" (as defined below), the Plan shall terminate, all options and Stock Purchase Rights theretofore granted hereunder shall terminate, and the Company shall repurchase all Restricted Stock remaining subject to repurchase options, unless the Committee provides, in its discretion, in the individual option agreements, or otherwise in writing in connection with such Major Event, for one or more of the following alternatives with respect to options and one or more of the following alternatives with respect to Stock Purchase Rights and Restricted Stock: (i) for the options theretofore granted to become immediately exercisable notwithstanding the provisions of Section 8; (ii) for the assumption by the successor corporation of the options and Stock Purchase Rights theretofore granted or agreements regarding Restricted Stock theretofore issued, or the substitution by such corporation for such options, rights and Restricted Stock of new options and rights covering the stock of the successor corporation and restricted stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (iii) for the continuance of the Plan by such successor corporation, in which event the Plan and the options, Stock Purchase Rights and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided; (iv) for the payment in cash or stock in lieu of and in complete satisfaction of such options, Stock Purchase Rights and Restricted Stock; or (v) for the cancellation of the Company's repurchase options on Restricted Stock. A "Major Event" shall mean the occurrence of any of the following:

          (A) Any "Person" or "Group" (as such terms are defined in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) other than Fujitsu Limited, a Japanese corporation, or a Person controlled thereby (collectively, "Fujitsu") is or becomes the "Beneficial Owner" (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company, or of any entity resulting from a merger or consolidation involving the Company, representing more than fifty percent (50%) of the combined voting power of the then outstanding securities of the Company or such entity.

          (B) The consummation of the acquisition by Fujitsu, directly or indirectly, and regardless of the form or manner of the acquisition, of all of the issued and outstanding shares of Common Stock of the Company.

          (C) The consummation of (x) a merger, consolidation or reorganization to which the Company is a party, whether or not the Company is the Person surviving or resulting therefrom, or (y) a sale, assignment, lease, conveyance or other disposition of all or substantially all of the assets of the Company, in one transaction or a series of related transactions, to any Person other than the Company, where any such transaction or series of related transactions as is referred to in clause (x) or clause (y) above in this subparagraph (C) (a "Transaction") does not otherwise result in a "Major Event" pursuant to subparagraph (A) of this definition of "Major Event"; provided, however, that no such Transaction shall constitute a "Major Event" under this subparagraph (C) if the Persons who were the stockholders of the Company immediately before the consummation of such Transaction and Fujitsu are the Beneficial Owners, immediately following the consummation of such Transaction, of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Person surviving or resulting from any merger, consolidation or reorganization referred to in clause (x) above in this subparagraph (C) or the Person to whom the assets of the Company are sold, assigned, leased, conveyed or disposed of in any transaction or series of related transactions referred in clause (y) above in this subparagraph (C).

     Adjustments under this Section 17 shall be made by the Committee, whose reasonable determination in good faith as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan on any such adjustment.

18. AMENDMENT AND TERMINATION OF PLAN.

     The Board may at any time suspend or terminate the Plan. Subject to Section 5, the Board may also at any time amend or revise the terms of the Plan, provided that no such amendment or revision shall, unless appropriate stockholder approval of such amendment or revision is obtained, increase the maximum number of shares in the aggregate which may be sold pursuant to options granted under the Plan, except as permitted under the provisions of Section 17, or change the minimum purchase price of ISOs set forth in Section 7, or increase the maximum term of ISOs provided for in Section 6, or permit the granting of options to anyone other than as provided in Section 4, or otherwise materially increase the benefits accruing to participants under the Plan.

     Notwithstanding any other provision of this Plan to the contrary, no amendment, revision, suspension or termination of the Plan shall in any way modify, amend, alter or impair any rights or obligations under any option or Stock Purchase Right theretofore granted, or Restricted Stock purchase agreement theretofore entered into, under the Plan, without (a) specific action of the Board or the Committee, and (b) the written, signed consent of the holder of the affected option, Stock Purchase Agreement, or Restricted Stock; provided, however, that the Board or the Committee may unilaterally amend this Plan or any option, Stock Purchase Right or Restricted Stock purchase agreement, without the consent of the holder thereof, if such amendment is necessary or desirable to comply with the Securities Act, state blue sky laws, or applicable listing requirements of any principal securities exchange on which shares of the same class of securities for which the options or Stock Purchase Rights are exercisable are listed, to preserve the status of options as ISOs, or to preserve the tax deductibility to the Company of any awards made under this Plan.

19. EFFECTIVE DATE OF PLAN.

     The Plan shall be submitted for approval by the holders of the outstanding voting stock of the Company within twelve (12) months from the date the Plan is adopted by the Board. The Plan shall be deemed approved by the holders of the outstanding voting stock of the Company (a) by the affirmative vote of the holders of a majority of the voting shares of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the Delaware General Corporation Law or (b) by the execution of a unanimous written consent duly executed in accordance with the Delaware General of Corporation Law by the holders of all the outstanding voting shares of the Company.

     The Stock Option and Restricted Stock Purchase Plan 3.0 shall be effective upon its adoption by the Company's Board of Directors, provided that, within twelve (12) months of such adoption, such Plan is approved by the affirmative vote of the holders of a majority of the voting shares of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the Delaware General Corporation Law.

20. GOVERNING LAW.

     The Plan shall be governed for all purposes by the laws of the State of Delaware, and any issue arising in connection with the interpretation or enforcement of the Plan or of the terms or conditions of any option granted under the Plan shall be resolved in accordance therewith.

                                     PROXY

                                 (COMMON STOCK)

                             ROSS TECHNOLOGY, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD AUGUST 11, 1997



          The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of ROSS Technology, Inc. (the "Company") dated July 18, 1997 and the accompanying Proxy Statement relating to the above-referenced Annual Meeting, and hereby appoints Jack W. Simpson, Sr. or, in his absence, Francis S. (Kit) Webster III, with full power of substitution and resubstitution in each, as attorneys and proxies of the undersigned.


          Said proxies are hereby given authority to vote all shares of common stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company, to be held on August 11, 1997 at the Company's executive offices, 5316 Highway 290 West, First Floor, Austin, Texas 78735, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof (the "Annual Meeting") on behalf of the undersigned on the following matters and in the manner designated on the reverse side:

               PLEASE MARK YOUR
      [X]      VOTES AS IN THIS
               EXAMPLE


1.   Election of Eight (8) Directors         NOMINEES:     FRED T. MAY

                                                           RYUSUKE HOSHIKAWA
     [ ] FOR all of the nominees
         listed at right (except as                        WILLIAM J. RADUCHEL
         withheld in the space below)
                                                           MASAHIRO SAIDA
     [ ] WITHHOLD authority to vote
         for all nominees listed at right                  JACK W. SIMPSON, SR.

     Instruction: To withhold authority to vote            YASUSHI TAJIRI
     for any individual nominee, write that
     nominee's name in the space provided below:           EDWARD F. THOMPSON

     -------------------------------------------           SEIICHI YOSHIKAWA


2. Approval of the amendment and restatement of the Company's Stock Option and Restricted Stock Purchase Plan 2.0

                    FOR                 AGAINST             ABSTAIN

                    [ ]                   [ ]                  [ ]


3. In their discretion, the proxies are authorized to vote on such other matters as may come before the Annual Meeting.



     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND WHEN PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS IN THIS PROXY. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE AS DIRECTORS OF THE COMPANY AND FOR APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN 2.0.


     PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED SELF-ADDRESSED, POSTAGE PAID ENVELOPE.




Signature                                                  Dated:        , 1997
         ----------------------- --------------------------      --------
                                 SIGNATURE IF HELD JOINTLY

NOTE: Please date and sign exactly as your name(s) appear on this proxy card.
     If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his or her title. When signing as attorney, executor, administrator, trustee or guardian, please sign in your official capacity and give your full title as such. If a partnership, please sign in the partnership name by an authorized person.